Exhibit 10.4

Convertible Debt, Warrant and Pledge Agreements

By And Between Select Comfort Corporation and Printware, Inc., et al

SELECT COMFORT CORPORATION

SENIOR SECURED CONVERTIBLE NOTE

R-2

$1,500,000 June 6, 2001

For Value Received the undersigned Select Comfort Corporation, a Minnesota corporation (hereinafter called the "Company"), hereby promises to pay to Printware, Inc., or registered assigns (the "Holder"), at its principal office in the City of St. Paul, Minnesota, the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000) on the fifth anniversary of the date hereof, and to pay interest at such place on the unpaid principal hereof from the date hereof at the rate of 8% per annum (computed on the basis of a 360-day year, 30-day month) annually on each anniversary of the date hereof, commencing June 6, 2002, until the principal hereof shall have been paid in full. The principal of and interest on this Note shall be paid in lawful money of the United States. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default under and as defined in the Agreement referred to below, the rate per annum at which interest shall accrue on the unpaid principal amount of this Note shall increase by 3%.

This Note has been issued under the terms and provisions of a Note Purchase Agreement (as amended, modified or supplemented from time to time, the "Agreement"), dated June 1, 2001, among the Company and the Purchasers named in Schedule 1 thereto and is entitled to the benefits thereof. All capitalized terms which are used but not otherwise defined in this Note shall have the respective means ascribed thereto in the Agreement.

As provided in the Agreement, this Note is guaranteed by each of the Subsidiaries of the Company pursuant to the Guaranty and is secured by substantially all of the personal property of the Company and its Subsidiaries pursuant to the Security Agreements.

Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note, including accrued interest, may be declared to be or shall become immediately due and payable as provided in the Agreement.

This Note is subject to the following additional provisions, terms and conditions:

1. No Prepayment. This Note may be prepaid only with the prior written consent of the holders of at least 67% of the aggregate principal amount of the Notes outstanding immediately prior to such prepayment, as provided in Section 10 of the Agreement. Nothing herein or in said section shall affect in any way the right of the Holder to convert any portion of the principal of this Note at any time and from time to time prior to its prepayment in accordance with paragraph 2 hereof.

2. Conversion Rights.

(a) The principal of this Note is convertible in whole or in part at any time prior to its payment at the option of the Holder into fully paid and nonassessable shares of Common Stock (as hereinafter defined) at an initial conversion price of $1.00 per share (subject to adjustment as hereinafter provided).

(b) In order to exercise the conversion privilege, the Holder shall surrender this Note to the Company at its principal office, accompanied by written notice to the Company that the Holder elects to convert the principal of this Note or a part thereof. The principal of this Note or the part thereof to be converted shall be deemed to have been converted as of the close of business on the day of surrender of this Note for conversion in accordance with the foregoing provisions, and at such time the rights of the Holder, as such, in respect of the part of the principal of this Note to be converted shall cease and the Holder shall be treated for all purposes as the record holder of the Common Stock issuable upon conversion. As promptly as practicable (but in no event more than three business days) after such conversion, the Company (i) shall issue a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with, in the event the principal of this Note is being converted in part only, a new Note representing the principal amount hereof which shall not have been converted bearing interest from the date to which interest on such unconverted principal amount has been paid under the Note surrendered, and (ii) shall pay to the Holder all unpaid interest accrued to the conversion date on the principal amount of this Note or part thereof which shall have been converted.

(c) The above provisions are, however, subject to the following:

(i) The conversion price shall, from and after the date of issuance of this Note, be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the conversion price, the Holder shall thereafter be entitled to receive the number of shares obtained by multiplying the conversion price in effect immediately prior to such adjustment by the number of shares issuable pursuant to conversion immediately prior to such adjustment, and dividing the product thereof by the conversion price resulting from such adjustment.

(ii) Except for (A) the grant of options to purchase Common Stock to employees or directors of the Company, consultants to the Company, or the Company's employee stock purchase plan, as approved from time to time by the Board of Directors of the Company or a committee thereof, and the issuance of shares of Common Stock pursuant to the exercise of such options, and (B) the issuance of shares of Common Stock pursuant to the exercise of options or warrants outstanding prior to the original issuance of this Note that were approved by the Board of Directors or a committee thereof, if and whenever the Company shall issue or sell any shares of its Common Stock for a consideration per share less than the conversion price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the conversion price shall be reduced to such lesser price. No such adjustment of the conversion price, however, shall be made in an amount less than 2% of the conversion price in effect on the date of such adjustment, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any such adjustment so carried forward, shall be an amount equal to or greater than 2% of the conversion price then in effect.

In addition, if the market price (determined in the manner provided under clause (xi) of this paragraph 2(c)) as of the close of business on October 31, 2001 is below the conversion price in effect immediately prior to such time, then, at such time, the conversion price shall be reduced to such market price.

Notwithstanding the foregoing provisions of this clause (ii), until the receipt of approval by the shareholders of the Company, by the vote required under Section 4350(i) of the National Association of Securities Dealers Manual & Notice to Members, of such provisions, any adjustment of the conversion price pursuant to such provisions shall be made only to the extent such adjustment would not result in the reduction of the conversion price to an amount less than $0.74. Any adjustment that would have otherwise been made pursuant to the foregoing provisions of this clause (ii) but for the provisions of the immediately preceding sentence, will be made retroactively immediately upon the receipt of the shareholder approval specified in the immediately preceding sentence.

(iii) For the purposes of paragraph (ii), the following provisions (A) to (E), inclusive, shall also be applicable:

(A) In case at any time the Company shall grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, (1) Common Stock or (2) any obligations or any shares of stock of the Company which are convertible into or exchangeable for Common Stock (any of such obligations or shares of stock being hereinafter called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (aa) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (bb) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the conversion price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to have been issued for such price per share. Except as provided in clause (vi) below, no further adjustments of the conversion price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(B) In case the Company shall issue or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (aa) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (bb) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the conversion price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (1) except as provided in clause (vi) below, no further adjustments of the conversion price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (2) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the conversion price have been or are to be made pursuant to other provisions of this clause (iii), no further adjustment of the conversion price shall be made by reason of such issue or sale.

(C) In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company, without deducting therefrom of any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any other corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the conversion price, the determination of the number of shares of Common Stock issuable upon conversion immediately prior to such merger, conversion or sale, for purposes of clause (vii) below, shall be made after giving effect to such adjustment of the conversion price.

(D) In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, or (2) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such rights of subscription or purchase, as the case may be.

(E) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this clause (iii).

(iv) In case the Company shall (A) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in clause (v) below) or Convertible Securities, or in any rights or options to purchase Common Stock or Convertible Securities, or (B) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter the Holder upon the conversion hereof will be entitled to receive the number of shares of Common Stock to which the Holder shall be entitled upon such conversion, and, in addition and without further payment therefor, each dividend described in subclause (A) above and each dividend or distribution described in subclause (B) above which the Holder would have received by way of dividends or distributions if, continuously since the Holder became the record holder of this Note, the Holder (1) had been the record holder of the number of shares of Common Stock then received, and (2) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, and any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the Company.

(v) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the conversion price in effect immediately prior to such combination shall be proportionately increased.

(vi) If (A) the purchase price provided for in any right or option referred to in clause (iii)(A) above, or (B) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (iii)(A) or (iii)(B) above, or (C) the rate at which any Convertible Securities referred to in clause (iii)(A) or (iii)(B) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the conversion price then in effect shall forthwith be increased or decreased to such conversion price which would have obtained had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (1) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (2) the issuance at the time of such change of any such options, rights or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the conversion price then in effect hereunder shall forthwith be increased to such conversion price which would have obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any such right or option referred to in clause (iii)(A) above or the rate at which any Convertible Securities referred to in clause (iii)(A) or (iii)(B) above are convertible into or exchangeable for Common Stock shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the conversion price then in effect hereunder shall forthwith be decreased to such conversion price as would have obtained had the adjustments made upon the issuance of such right, option or Convertible Securities been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

(vii) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation or entity, or the sale of all or substantially all of its assets to another corporation or entity shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Note and in lieu of or in addition to (as the case may be) the shares of the Common Stock of the Company immediately theretofore receivable upon conversion hereof, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon conversion hereof, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the conversion price and of the number of shares issuable upon the conversion of this Note) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion hereof. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets shall assume, by written instrument executed and mailed (by certified mail, postage prepaid and return receipt requested) to the Holder at its address for notices under the Agreement, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

(viii) Upon any adjustment of the conversion price, then and in each such case the Company shall give written notice thereof to the Holder, which notice shall state the conversion price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of this Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(ix) In case any time:

(A) the Company shall declare any cash dividend on its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

(B) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

(C) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(D) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or entity; or

(E) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice to the Holder of the date on which (1) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (2) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

(x) If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this paragraph 2(c) are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

(xi) No fractional shares of Common Stock shall be issued upon the conversion of this Note, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock as of the close of business on the effective date of such conversion. "Market price" for purposes of this clause (xi) (and for purposes of clause (ii) of this paragraph 2(c)) shall mean, if the Common Stock is traded on a securities exchange or on The NASDAQ Stock Market, the closing sales price of the Common Stock on such exchange or market, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of ten consecutive trading days ending on the date as of which "market price" is being determined. If at any time the Common Stock is not traded on an exchange or The NASDAQ Stock Market, or otherwise traded in the over-the-counter market, the "market price" shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

(xii) As used in this paragraph 2 and paragraph 3 hereof, the term "Common Stock" shall mean and include the Company's presently authorized Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon conversion of this Note shall include shares designated as Common Stock of the Company on the date of original issue of this Note or, in the case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in clause (vii) above.

3. Mandatory Conversion. In the event the holders of at least 67% of the aggregate principal amount of the Notes then outstanding consent in writing to the mandatory conversion of all of the Notes (which consent shall specify the date, which shall be no more than 30 days after the date such consent is given, as of which such conversion shall be effective), all of the principal of this Note shall automatically be converted into shares of Common Stock, without any act by the Company or the Holder, effective as of the close of business on the date specified for such conversion in such consent. In addition, if, for a period of at least ten out of 20 consecutive trading days occurring after the first anniversary of this Note, the Common Stock is traded on a national securities exchange or the NASDAQ National Market and the closing sales price of the Common Stock on such exchange or market equals or exceeds four times the initial conversion price of this Note (as adjusted for stock splits, stock dividends, recapitalizations and the like occurring after the original issue of this Note), then all of the principal of this Note shall automatically be converted into shares of Common Stock, without any act by the Company or the Holder, effective as of the close of business on the last of such ten trading days. Upon any such automatic conversion, the Holder shall be entitled to receive the full number of shares of Common Stock into which this Note could be converted if the Holder had exercised its conversion right at the effective time of such automatic conversion. As promptly as practicable (but in no event more than three business days) after any such automatic conversion, the Company (i) shall notify the Holder in writing of such conversion, which notice shall specify the effective time of such conversion and, in reasonable detail, the circumstances triggering such conversion, and (ii) shall pay to the Holder all unpaid interest accrued to the conversion date on this Note, whereupon the Holder shall promptly surrender this Note in exchange for appropriate stock certificates representing shares of Common Stock of the Company.

4. Miscellaneous.

(a) This Note shall be governed by the laws of the State of Minnesota, without giving effect to principles of conflicts of law thereof.

(b) The Company hereby waives demand, presentment, protest, notice of non-payment, dishonor and notice of dishonor, except to the extent expressly required by the Agreement.

(c) All notices hereunder shall be in writing and shall be given in the manner and with the effect provided in the Agreement.

(d) The Company shall pay all reasonable costs of collection, including without limitation reasonable attorneys' fees and disbursements, in the event this Note is not paid when due.

SELECT COMFORT CORPORATION

By: /s/ Mark A. Kimball

Name: Mark A. Kimball

Title: Senior Vice President

RESTRICTION ON TRANSFER

The security evidenced hereby may not be transferred without (i) the opinion of counsel satisfactory to the Company that such transfer may lawfully be made without registration under the Federal Securities Act of 1933 and all applicable state securities laws or (ii) such registration.

GUARANTY

This Guaranty is made as of the 6th day of June, 2001, by Select Comfort Retail Corporation, a Minnesota corporation, Select Comfort Direct Corporation, a Minnesota corporation, Select Comfort SC Corporation, a Minnesota corporation, Direct Call Centers, Inc., a Minnesota Corporation, and selectcomfort.com corporation, a Minnesota corporation (individually, a "Guarantor" and collectively, the "Guarantors"), in favor of St. Paul Venture Capital VI, LLC, a Delaware limited liability company, as agent for the holders of the Notes referred to below (the "Collateral Agent").

WHEREAS, Select Comfort Corporation, a Minnesota corporation (the "Company"), and the Purchasers named in Schedule 1 to the Note Purchase Agreement referred to below, as such Schedule 1 is amended or deemed amended from time to time in accordance with the terms of the Note Purchase Agreement (the "Purchasers"), have entered into a Note Purchase Agreement dated the date hereof (as amended, modified or supplemented from time to time, the "Note Purchase Agreement") pursuant to which the Purchasers have purchased or will purchase from the Company those certain Senior Secured Convertible Notes of the Company payable to the Purchasers, or their registered assigns, in the aggregate original principal amount of up to $12,000,000 (together with any note or notes issued in exchange or substitution therefor, collectively, the "Notes").

WHEREAS, pursuant to the terms of the Note Purchase Agreement, each of the Subsidiaries (as defined in the Note Purchase Agreement) of the Company is required to guaranty the Notes and the obligations of the Company under the Note Purchase Agreement by executing and delivering to the Collateral Agent this Guaranty.

WHEREAS, the Guarantors are wholly-owned Subsidiaries of the Company.

WHEREAS, as wholly-owned Subsidiaries of the Company, the Guarantors expect to receive substantial economic benefits from the issuance and sale of the Notes under the Note Purchase Agreement.

NOW, THEREFORE, the Guarantors, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

1. All capitalized terms that are used but not otherwise defined herein shall have the respective meanings given them in the Note Purchase Agreement.

2. Each of the Guarantors hereby absolutely and unconditionally jointly and severally guarantees the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of (i) the principal of and interest on the Notes; and (ii) each and every other sum now or hereafter owing to any of the holders of the Notes under the Note Purchase Agreement, the Notes or any of the other Transaction Documents, including any renewals, extensions or modifications thereof (all of said sums being hereinafter called the "Indebtedness").

3. The Guarantors will jointly and severally pay all reasonable and documented costs and expenses (including without limitation reasonable attorneys' fees and disbursements) paid or incurred by the Collateral Agent in endeavoring to collect the Indebtedness or in enforcing this Guaranty.

4. No act or thing need occur to establish the liability of the Guarantors hereunder, and, with the exception of full payment, no act or thing (including without limitation a discharge in bankruptcy of the Indebtedness and/or the running of the statute of limitations) relating to the Indebtedness which, but for this provision, could act as a release of the liabilities of the Guarantors hereunder, shall in any way exonerate the Guarantors or affect, impair, reduce or release this Guaranty and the liability of the Guarantors hereunder.

5. The liability of a Guarantor hereunder and under the other Transaction Documents to which such Guarantor is a party shall not be affected or impaired in any way by any of the following acts or things (which the Collateral Agent and the holders of the Indebtedness, or any of them, are hereby expressly authorized to do, omit or suffer from time to time without notice to or consent of the Guarantors): (i) any acceptance of collateral security or other guarantors, accommodation parties or sureties for any or all Indebtedness; (ii) any extensions or renewal of any Indebtedness (whether or not for longer than the original period) or any modification of the interest rate, maturity or other terms of any Indebtedness; (iii) any waiver or indulgence granted to the Company or any delay or lack of diligence in the enforcement of the Notes or any other Indebtedness; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue, the Company or any other guarantor or other person liable on any Indebtedness; (v) any release, surrender, cancellation or other discharge of any Indebtedness (other than discharge upon payment or conversion in full of the Indebtedness in accordance with its terms) or the acceptance of any instrument in renewal or substitution for any instrument evidencing Indebtedness; (vi) any failure to obtain collateral security (including rights of setoff) for any Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security for any of the Indebtedness; (vii) any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security for any of the Indebtedness; (viii) any assignment, sale, pledge or other transfer of any of the Indebtedness; or (ix) any manner, order or method of application of any payments or credits on any Indebtedness. Each of the Guarantors waives any and all defenses and discharges available to a surety, guarantor, or accommodation co-obligor, dependent on its character as such.

6. Each of the Guarantors waives any and all defenses, claims, setoffs and discharges of the Company, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment or conversion in full of the Indebtedness in accordance with its terms. Without limiting the generality of the foregoing, the Guarantors will not assert against the Collateral Agent any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, ultra vires acts, usury, illegality or unenforceability which may be available to the Company in respect of the Indebtedness, or any setoff available against the Collateral Agent, the holders of the Indebtedness, or any of them, to the Company, whether or not on account of a related transaction, and each of the Guarantors expressly agrees that it shall be and remain liable for any deficiency remaining after foreclosure of any security interest securing any Indebtedness, notwithstanding provisions of Minnesota or other law that may prevent the Collateral Agent or any of the holders of the Indebtedness from enforcing such deficiency against the Company or any other Guarantor. The liability of a Guarantor hereunder and under any other Transaction Documents to which such Guarantor is a party shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, the Company or any of the Company's assets. The Guarantors will not assert against the Collateral Agent any claim, defense or setoff available to any of the Guarantors against the Company.

7. The Guarantors also hereby waive: (i) presentment, demand for payment, notice of dishonor or nonpayment, and protest of the Indebtedness; (ii) notice of the acceptance hereof by the Collateral Agent and of the creation and existence of all Indebtedness; and (iii) notice of any amendment to or modification of any of the terms and provisions of the Notes, the Note Purchase Agreement or any of the other Transaction Documents. None of the Collateral Agent or the holders of the Indebtedness shall be required to first resort for payment of the Indebtedness to the Company or any other persons, or their properties or estates, or to any collateral, property, liens or other rights or remedies whatsoever.

8. Whenever, at any time or from time to time, any Guarantor shall make any payment hereunder to the Collateral Agent, such Guarantor shall notify the Collateral Agent in writing that such payment is made under this Guaranty for such purpose. If any payment applied by the Collateral Agent or any of the holders of the Indebtedness to the Indebtedness (whether from the Company, any of the Guarantors, or otherwise) is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Company or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Indebtedness as fully as if such application had never been made.

9. No payment by any Guarantor pursuant to any provision hereof or of any other Transaction Documents to which such Guarantor is a party shall entitle such Guarantor, by subrogation to the rights of the holders of the Indebtedness or otherwise, to any payment by the Company or any of the other Guarantors, or out of the property of the Company or any of the other Guarantors, until all of the Indebtedness has been fully paid and discharged. None of the Guarantors will exercise or enforce any right of contribution, reimbursement, recourse or subrogation available to it as to any of the Indebtedness, or against any person liable therefor, or as to any collateral security therefor, unless and until all of the Indebtedness has been fully paid and discharged.

10. Each of the Guarantors represents and warrants to the Collateral Agent that it (i) is not insolvent as of the date hereof, and shall not become insolvent as a result of the execution and delivery of this Guaranty, (ii) is not engaged in business or a transaction, or about to engage in business or a transaction, for which its property is an unreasonably small capital, and (iii) does not intend to incur, or believe that it will incur, debts that would be beyond its ability to pay as such debts mature.

11. This Guaranty shall be a continuing, absolute, unconditional and irrevocable guaranty and shall be in force and be binding upon the Guarantors until all of the Indebtedness is fully paid and discharged.

12. This Guaranty shall be binding upon the Guarantors and their respective successors and assigns, and shall inure to the benefit of the Collateral Agent and its successors and assigns (including without limitation any successor Collateral Agent under and as defined in the Note Purchase Agreement).

13. EACH OF THE GUARANTORS AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER TRANSACTION DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF HENNEPIN, STATE OF MINNESOTA OR, AT THE SOLE OPTION OF THE COLLATERAL AGENT, IN ANY OTHER COURT IN WHICH THE COLLATERAL AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY AND PERSONAL JURISDICTION OVER SUCH GUARANTOR. EACH OF THE GUARANTORS WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13, AND EACH OF THE GUARANTORS WAIVE ITS RIGHT TO TRIAL BY JURY.

14. This Guaranty contains the entire agreement among the Collateral Agent and the Guarantors with respect to the subject matter hereof. This Guaranty may not be amended or waived, except by a writing signed by the Guarantors and the Collateral Agent. This Guaranty shall be governed, construed and interpreted in accordance with the laws of the State of Minnesota, without giving effect to principles of conflicts of law. If any provision of this Guaranty is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. All representations and warranties contained herein shall survive the execution and delivery of this Guaranty. This Guaranty may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Guarantors have executed this Guaranty as of the day and year first above written.

SELECT COMFORT RETAIL CORPORATION

By: /s/ Mark A. Kimball

Name: Mark A. Kimball

Title: Senior Vice President

SELECT COMFORT DIRECT CORPORATION

By: /s/ Mark A. Kimball

Name: Mark A. Kimball

Title: Senior Vice President

SELECT COMFORT SC CORPORATION

By: /s/ Mark A. Kimball

Name: Mark A. Kimball

Title: Senior Vice President

DIRECT CALL CENTERS, INC.

By: /s/ Mark A. Kimball

Name: Mark A. Kimball

Title: Senior Vice President

SELECTCOMFORT.COM CORPORATION

By: /s/ Mark A. Kimball

Name: Mark A. Kimball

Title: Senior Vice President

SELECT COMFORT CORPORATION

NOTE PURCHASE AGREEMENT

June 1, 2001

To Each of the Persons Named in

Schedule 1 to this Agreement

(collectively, the "Purchasers"

and individually, a "Purchaser")

Ladies and Gentlemen:

In consideration of the agreement of the Purchasers to purchase the Notes and the Warrants (as hereinafter defined), as provided for herein, the undersigned, Select Comfort Corporation, a Minnesota corporation (the "Company"), hereby agrees with each of the Purchasers as follows:

1. Authorization of Securities. The Company proposes to authorize, issue and sell an aggregate of up to $11,000,000 principal amount of its senior secured convertible notes, to be in substantially the form set forth as Exhibit 1 to this Agreement. The term "Notes", as used herein, shall mean the senior secured convertible notes to be delivered pursuant to this Agreement and all notes of the Company issued in exchange or substitution therefor.

The Notes shall be convertible into shares of the Company's Common Stock (as hereinafter defined) (such shares of Common Stock into which the Notes are convertible, together with all stock or other securities issued in exchange or substitution therefor, or in a stock split or reclassification thereof, or as a stock dividend or other distribution thereon, or otherwise in respect thereof, being hereinafter sometimes referred to as the "Conversion Stock"), initially at the rate of one share of Conversion Stock for each $1.00 of outstanding principal amount of the Notes (subject to adjustment as provided in the Notes). The Notes shall be guarantied by each Subsidiary (as hereinafter defined) of the Company pursuant to a Guaranty, to be substantially in the form set forth as Exhibit 2 to this Agreement (as amended, modified or supplemented from time to time, the "Guaranty"), and shall be secured (i) by substantially all of the personal property of the Company pursuant to a Security Agreement-Parent, to be substantially in the form set forth as Exhibit 3 to this Agreement (as amended, modified or supplemented from time to time, the "Parent Security Agreement"), and a Patent and Trademark Security Agreement-Parent, to be in substantially the form set forth as Exhibit 4 to this Agreement (as amended, modified or supplemented from time to time, the "Parent Patent and Trademark Security Agreement"), (ii) by substantially all of the personal property of each Subsidiary pursuant to a Security Agreement-Subsidiaries, to be substantially in the form set forth as Exhibit 5 to this Agreement (as amended, modified or supplemented from time to time, the "Subsidiary Security Agreement"), and (iii) by all of the capital stock of each Subsidiary pursuant to a Pledge Agreement, to be substantially in the form set forth as Exhibit 6 to this Agreement (as amended, modified or supplemented from time to time, the "Pledge Agreement").

The Company also proposes to authorize, issue and sell to the Purchasers warrants to purchase an aggregate of up to 4,400,000 shares of Common Stock at an initial exercise price of $1.00 per share (subject to adjustment as provided in such warrants), such warrants to be substantially in the form of Exhibit 7 hereto. The term "Warrants", as used herein, shall mean the warrants to be delivered pursuant to this Agreement and all warrants issued in exchange or substitution therefor; and the term "Warrant Stock", as used herein, shall mean the shares of Common Stock issuable upon exercise of the Warrants, together with all stock or other securities issued in exchange or substitution therefor, or in a stock split or reclassification thereof, or as a stock dividend or other distribution thereon, or otherwise in respect thereof.

2. Sale and Purchase of Securities. Subject to the terms and conditions hereof, the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company, the aggregate principal amount of Notes and Warrants to purchase the number of shares of Warrant Stock set forth opposite such Purchaser's name in Schedule 1 hereto, at the purchase price set forth opposite such Purchaser's name in Schedule 1 hereto. The parties hereto agree that of such purchase price, $.01 per share of Warrant Stock covered by the Warrants shall be allocated to the purchase of the Warrants.

3. Closing.

(a) The closing of the sale to, and purchase by, the Purchasers of the Notes and the Warrants (the "Closing") shall occur at the offices of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota, at the hour of 9:00 A.M., Minneapolis time, on the first business day to occur after satisfaction or waiver of all conditions set forth in Section 7 hereof, or on such other day or at such other time or place as the Purchasers and the Company shall mutually agree. The date on which the Closing shall occur is herein called the "Closing Date".

(b) At the Closing, the Company will deliver to each Purchaser the Notes and the Warrants being purchased by such Purchaser, registered in its name as stated in Schedule 1 hereto (or in the name of its nominee as may be specified to the Company at least 24 hours prior to the Closing Date), against payment by such Purchaser of the purchase price therefor by check, wire transfer of funds and/or, in the case of St. Paul Venture Capital VI, LLC ("St. Paul"), conversion in full of the principal balance of and accrued and unpaid interest on that certain Demand Note of the Company dated May 1, 2001 payable to the order of such Purchaser in the original principal amount of $2,000,000 (the "Demand Note").

(c) Each of the Purchasers acknowledges and agrees that during the period commencing with the Closing Date and ending two weeks after the Closing Date the Company may sell an additional aggregate principal amount of senior secured convertible notes, not to exceed the difference between $12,000,000 and the aggregate principal amount of the Notes issued at the Closing, and additional warrants to purchase an additional number of shares of Common Stock, not to exceed the difference between 4,800,000 and the number of shares of Warrant Stock issuable upon exercise of the Warrants issued at the Closing, to additional purchasers who qualify as accredited investors within the meaning of Rule 501 under the Securities Act (as hereinafter defined) on the same terms as the sale of the Notes and the Warrants to the Purchasers at the Closing, upon execution of counterparts of this Agreement by such additional purchasers who shall thereupon become bound by and entitled to the benefits of this Agreement. Such additional purchasers shall, by executing counterparts of this Agreement, become Purchasers for all purposes of this Agreement and the Collateral Documents (as hereinafter defined), and Schedule 1 hereto shall be deemed to be appropriately amended. The senior secured convertible notes of the Company thus sold to such additional purchasers, together with all notes of the Company issued in exchange or substitution therefor, shall be deemed to be Notes as such term is defined in this Agreement and the Collateral Documents, and the warrants of the Company thus sold to such additional purchasers, together with all warrants issued in substitution or exchange therefor, shall be deemed to be Warrants as that term is defined in this Agreement. The sale of such additional securities may be subject to such conditions as are consistent with those set forth in Section 7 hereof and are agreed to among the Company and such additional purchasers. Each of the Purchasers also acknowledges and agrees that such additional purchasers, upon execution by them of counterparts of the Registration Rights Agreement (as hereinafter defined), shall become Note Holders as that term is defined in the Registration Rights Agreement and shall be bound by and entitled to the benefits of the Registration Right Agreement. The senior secured convertible notes of the Company thus sold to such additional purchasers, together with all notes of the Company issued in exchange or substitution therefor, shall be deemed to be Convertible Notes as such term is defined in the Registration Rights Agreement, and the warrants of the Company thus sold to such additional purchasers, together with all warrants issued in substitution or exchange therefor, shall be deemed to be Note Holder Warrants as that term is defined in the Registration Rights Agreement.

4. Restriction on Transfer of Securities.

4.1 Restrictions. The Notes and the Conversion Stock, and the Warrants and the Warrant Stock, are transferable only pursuant to (a) a public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), (b) Rule 144 (or any similar rule then in effect) adopted under the Securities Act ("Rule 144"), if such Rule is available, and (c) subject to the conditions elsewhere specified in this Section 4, any other legally available means of transfer; provided, however, that the transferee of such securities agrees in writing to be bound by the terms of this Agreement unless such securities will not, immediately following such transfer, constitute Purchased Securities (as hereinafter defined).

4.2 Legend.

(a) Each Note and each of the Warrants shall be endorsed with the following legend:

"The securities evidenced hereby may not be transferred without (i) the opinion of counsel reasonably satisfactory to the Company that such transfer may be lawfully made without registration under the Federal Securities Act of 1933 and all applicable state securities laws or (ii) such registration."

Upon the conversion of any Notes or upon the exercise of any Warrant, unless the Company receives an opinion of counsel from the holder of such a security reasonably satisfactory to the Company to the effect that a sale, transfer, assignment, pledge or distribution of the Conversion Stock or Warrant Stock issuable upon such conversion or exercise may be made without registration, or unless such Conversion Stock or Warrant Stock is being disposed of pursuant to registration under the Securities Act and any applicable state act, the same legend shall be endorsed on the certificate evidencing such Conversion Stock or Warrant Stock.

(b) The aforesaid legend shall be removed with respect to securities held for at least two years (including, with respect to the Conversion Stock and any Warrant Stock issued upon the exercise of the Conversion Right described in paragraph 12 of the Warrants, the period during which the related converted Notes or Warrants had been held) by a person who has not been an affiliate of the Company (as defined in Rule 144) during the three months preceding the request for removal of such legend. The foregoing legend removal requirement is based on Rule 144(k) under the Securities Act as currently in force, and assumes that such Rule (or a successor thereto) in substantially its current form shall be in effect at the time of any such request for legend removal.

(c) A stop transfer order shall be placed with the Company's transfer agent preventing transfer of any of the securities referred to in paragraph (a) above pending compliance with the conditions set forth in any such legend (except as otherwise provided in this Section 4.2).

4.3 Removal of Legend. Any legend endorsed on a certificate or instrument evidencing a security pursuant to Section 4.2 hereof shall be removed, and the Company shall issue a certificate or instrument without such legend to the holder of such security, (a) in accordance with Section 4.2(b) hereof, (b) if such security is being disposed of pursuant to registration under the Securities Act and any applicable state acts or pursuant to Rule 144, or (c) if such holder provides the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that a sale, transfer, assignment, offer, pledge or distribution for value of such security may be made without registration and that such legend is not required to satisfy the applicable exemption from registration.

4.4 Register of Securities. The Company or its duly appointed agent shall maintain a separate register for the Notes and the Warrants in which it shall register the issuance and transfer of all Notes and Warrants. All transfers of Notes and Warrants shall be recorded on the register maintained by the Company or its agent, and the Company shall be entitled to regard the registered holder of such securities as the actual owner of the securities so registered until the Company or its agent is required to record a transfer of such securities on its register. The Company or its agent shall be required to record any such transfer when it receives (a) the security to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing, and (b) the opinion of counsel referred to in Sections 4.2 and 4.3 hereof or evidence of compliance with the registration provisions referred to in those Sections.

5. Representations and Warranties by Company. The Company represents and warrants to the Purchasers that:

5.1 Organization, Standing, etc. Each of the Company and the Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power and authority to own its properties and to carry on its business as it is now being conducted. The Company has the requisite corporate power and authority to issue the Notes and the Conversion Stock, and the Warrants and the Warrant Stock, and to otherwise execute, deliver and perform its obligations under the Transaction Documents (as hereinafter defined) to which it is or will be a party. Each of the Subsidiaries has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it will be a party. The copies of the Articles of Incorporation and Bylaws of each of the Company and the Subsidiaries delivered to the Purchasers or their agents prior to the execution of this Agreement are true and complete copies of the duly and legally adopted Articles of Incorporation and Bylaws of such person in effect as of the date of this Agreement. The Company does not have any direct or indirect equity interest in any firm, corporation, partnership, limited liability company, joint venture association or other business organization other than Select Comfort Retail Corporation, Select Comfort Direct Corporation, Select Comfort SC Corporation, Direct Call Centers, Inc. and selectcomfort.com corporation, all of the outstanding equity interests and rights to acquire equity interest of which are directly or indirectly owned, of record and beneficially, by the Company, free and clear of all pledges, liens, charges, security interests, restrictions and encumbrances (except for restrictions on transfer thereof other than in compliance with federal and state securities laws).

5.2 Qualification. Each of the Company and the Subsidiaries is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or of its properties owned or leased makes such qualification or licensing necessary and failure to be so qualified or licensed would, individually or in the aggregate, (a) have a material adverse effect on the business, assets, condition (financial or otherwise), operations or results of operations of the Company and the Subsidiaries, taken as a whole, (b) have a material adverse effect on the legality, validity or enforceability of any of the Transaction Documents, or (c) materially and adversely impair the ability of any of the Company or the Subsidiaries to fully perform on a timely basis its obligations under the Transactions Documents to which it is or will be a party (collectively or individually, any of clause (a), (b) or (c) being referred to in this Agreement as a "Material Adverse Effect").

5.3 Corporate Acts and Proceedings. Each of the Transaction Documents to which the Company is or will be a party has been duly authorized by all necessary corporate action on behalf of the Company, and has been or at the Closing will be duly executed and delivered by authorized officers of the Company, and all corporate action necessary to the authorization, creation, issuance and delivery of the Notes and the Conversion Stock, and the Warrants and the Warrant Stock, has been taken on the part of the Company. Each of the Transaction Documents to which any Subsidiary will be a party has been duly authorized by all necessary corporate action on behalf of such Subsidiary, and at the Closing will be duly executed and delivered by authorized officers of such Subsidiary. This Agreement is, and each of the other Transaction Documents to which the Company will be a party when executed and delivered pursuant to the terms of this Agreement will be, a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity. Each of the Transaction Documents to which a Subsidiary will be a party when executed and delivered pursuant to the terms of this Agreement will be a valid and binding agreement of such Subsidiary enforceable against such Subsidiary in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

5.4 No Conflicts. None of the execution, delivery or performance by any of the Company or the Subsidiaries of the Transaction Documents to which it is or will be a party, nor the consummation by any of the Company or the Subsidiaries of the transactions contemplated thereby, (a) will conflict with, or, with or without the giving of notice or passage of time, or both, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of any of the Company or the Subsidiaries pursuant to, any applicable law, administrative regulation or judgment, order or decree of any court or governmental body, or any agreement or other instrument to which any of the Company or the Subsidiaries is a party or by which any of them or any of their properties, assets or rights is bound or affected (except that the Company will be required, pursuant to the terms of the Revolving Credit Program Agreement (as hereinafter defined) to fund the Reserve Account (as hereinafter defined) with up to $750,000 of the net proceeds received by the Company from the sale of the Notes and Warrants and to grant Conseco Bank, Inc. a security interest therein), or (b) will violate the Articles of Incorporation or Bylaws of any of the Company or the Subsidiaries.

5.5 Conversion Stock; Warrants and Warrant Stock. The Warrants, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Section 4 hereof. The shares of Conversion Stock and Warrant Stock issuable upon conversion of the Notes or exercise of the Warrants have been reserved for issuance based upon the initial Conversion Price or Purchase Price (each as hereinafter defined), as the case may be, and, when issued upon conversion of the Notes or exercise of the Warrants in accordance with the terms thereof, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Section 4 hereof. The Warrants to be delivered by the Company hereunder, and the certificates representing the Conversion Stock and Warrant Stock to be delivered upon the conversion of the Notes or exercise of the Warrants, will be genuine, and the Company has no knowledge of any fact which would impair the validity thereof.

5.6 Capital Stock. The authorized capital stock of the Company consists of (a) 95,000,000 shares of common stock, par value $.01 per share, of which 18,126,265 shares are issued and outstanding and 23,120,964 shares are reserved for issuance, and (b) 5,000,000 shares of preferred stock, par value $.01 per share (all of which are undesignated as to class or series), of which no shares are issued and outstanding or reserved for issuance. All of the outstanding shares of capital stock of the Company were duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, Convertible Securities (as hereinafter defined) or other agreements or arrangements of any character or nature whatever, except as otherwise disclosed in Section 5.6 of the Disclosure Schedule of the Company dated the date hereof (the "Disclosure Schedule"), a copy of which has been delivered to the Purchasers, or as contemplated by this Agreement, under which the Company is or may be obligated to issue capital stock or other securities of any kind representing an ownership interest or contingent ownership interest in the Company. Neither the offer nor the issuance or sale of the Notes or the Conversion Stock, or the Warrants or the Warrant Stock, constitutes an event, under any anti-dilution provisions of any securities issued or issuable by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions, except as otherwise disclosed in Section 5.6 of the Disclosure Schedule. No holder of any security of the Company is entitled to any preemptive or similar rights to purchase securities from the Company; provided, however, that nothing in this Section 5.6 shall affect, alter or diminish any rights granted to the holders of the Purchased Securities in this Agreement. All outstanding securities of the Company have been issued in compliance in all material respects with an exemption or exemptions from the registration and prospectus delivery requirements of the Securities Act and from the registration and qualification requirements of all applicable state securities laws, or in compliance with such requirements.

5.7 Securities Laws. Based in part upon the representations and warranties contained in Section 6 hereof, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of any of the Transaction Documents or the offer, issuance, sale or delivery of the Notes or the Warrants or the offer of the Conversion Stock or the Warrant Stock other than the filing of a Form D with the Securities Exchange Commission (the "SEC") and the filing of any notification required by any state securities laws, which filings have been or will be effected on a timely basis. The Company has not, directly or through an agent, offered the Notes or the Conversion Stock, or the Warrants or the Warrant Stock, or any similar securities for sale to, or solicited any offers to acquire such securities from, persons other than the Purchasers and other accredited investors. Under the circumstances contemplated hereby, the offer, issuance, sale and delivery of the Notes and the Warrants and the offer of the Conversion Stock and the Warrant Stock will not under current laws and regulations require compliance with the registration or prospectus delivery requirements of the Securities Act or with the registration or qualification requirements of any applicable state securities laws.

5.8 SEC Reports; Financial Statements.

(a) The Company has made available to each of the Purchasers, if requested, in the form filed with the SEC (including without limitation exhibits and annexes thereto), its (i) Annual Report on Form 10-K for each of the fiscal years ended January 1, 1999, December 31, 1999 and December 30, 2000, (ii) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) held since January 2, 1999, and (iii) all other reports, registration statements and other filings (including all amendments to previously filed documents) filed by the Company with the SEC since January 2, 1999 (all such reports, proxy statements, registration statements and filings being collectively called the "SEC Reports" and individually called a "SEC Report"). As of their respective dates, the SEC Reports (including any documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and each SEC Report at the time of its filing complied as to form in all material respects with all applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC. Except as disclosed in Section 5.8 of the Disclosure Schedule, since January 2, 1999, the Company has filed in a timely manner (after giving effect to appropriate extensions) all reports that it was required to file with the SEC under the Exchange Act and the rules and regulations of the SEC.

(b) The consolidated financial statements contained in the SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and fairly present, in all material respects, the consolidated financial position of the Company and the Subsidiaries as at the respective dates thereof and the consolidated results of operations and consolidated cash flows of the Company and the Subsidiaries for the respective periods indicated, subject, in the case of interim financial statements, to normal year-end adjustments.

(c) But for the late filing described in Section 5.8 of the Disclosure Schedule, the Company would be currently eligible to register with the SEC securities for resale in a secondary offering under Form S-3 (as hereinafter defined).

5.9 No Changes. Except for the transactions contemplated by this Agreement and as disclosed in Section 5.9 of the Disclosure Schedule or in the SEC Reports filed prior to the date of this Agreement, since December 30, 2000 there has been no material adverse change in the business, assets, condition (financial or otherwise), operations or results of operations of the Company and the Subsidiaries, taken as a whole, and neither the Company nor any Subsidiary has: (a) incurred any material debts, obligations or liabilities, absolute, accrued or contingent and whether due or to become due, except current liabilities incurred in the ordinary course of business and the debt evidenced by the Demand Note; (b) paid any material obligation or liability other than, or discharged or satisfied any material liens or encumbrances other than those securing, current liabilities, in each case in the ordinary course of business; (c) declared or made any payment or distribution to its shareholders as such, or purchased or redeemed any of its shares of capital stock or other securities, or obligated itself to do so; (d) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its material assets, tangible or intangible, except for Permitted Liens (as hereinafter defined) arising in the ordinary course of business and liens securing the Demand Note; (e) sold, transferred or leased any of its material assets, except for sales of inventory and obsolete or worn-out equipment in the ordinary course of business; (f) cancelled or compromised any material debt or claim, or waived or released any right of material value; (g) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting, individually or in the aggregate, the business, assets, condition (financial or otherwise), operations or results of operations of the Company and the Subsidiaries, taken as a whole; (h) entered into any material transaction other than in the ordinary course of business; (i) encountered any material labor difficulties or labor union organizing activities; (j) issued or sold any shares of capital stock or other securities (other than shares of Common Stock issued upon the exercise or conversion of options, warrants or convertible securities outstanding on December 30, 2000 or granted thereafter and disclosed on Schedule 5.9 hereto) or granted any options, warrants, convertible securities or other purchase rights with respect thereto; (k) made any acquisition or disposition of any material assets or become involved in any other material transaction, other than for fair value in the ordinary course of business; (l) increased substantially any compensation or benefits payable to any officers, directors or employees of the Company or any Subsidiary other than consistent with past practices; or (m) agreed to do any of the foregoing.

5.10 Tax Returns and Audits. All required federal and material state, local and foreign tax returns or appropriate extension requests of each of the Company and the Subsidiaries have been filed, all such returns are accurate and complete in all material respects, and all federal and material state, local and foreign taxes required to be paid with respect to such returns, and all additional material assessments due or claimed to be due by the Company or any Subsidiary, have been paid or due provision for the payment thereof has been made, except as disclosed in Section 5.10 of the Disclosure Schedule. Except as disclosed in Section 5.10 of the Disclosure Schedule, neither the Company nor any Subsidiary has received notice of any tax deficiency proposed or assessed against it that remains unresolved, or has executed any waiver of any statute of limitations on the assessment or collection of any tax. Except as disclosed in Section 5.10 of the Disclosure Schedule, none of the tax returns of any of the Company or the Subsidiaries are, to the knowledge of the Company, the subject of pending audits by governmental authorities. Neither the Company nor any Subsidiary has any material tax liabilities except those reflected in the most recent consolidated balance sheet included in the SEC Reports filed prior to the date of this Agreement and those incurred in the ordinary course of business since the date of such balance sheet.

5.11 Title to Properties and Encumbrances. Each of the Company and the Subsidiaries has good and marketable title to all its owned properties and assets, including without limitation the properties and assets reflected in the most recent consolidated balance sheet included in the SEC Reports filed prior to the date of this Agreement, except for property disposed of in the ordinary course of business since the date of such balance sheet, which properties and assets are not subject to any mortgage, pledge, lease, lien, charge, security interest or encumbrance, except Permitted Liens and liens securing the Demand Note. The plant, offices and equipment owned and leased by each of the Company and the Subsidiaries have been kept in good condition and repair (ordinary wear and tear excepted), and neither the Company nor any Subsidiary has been threatened with any material action or proceeding under any building or zoning ordinance, law or regulation.

5.12 Litigation; Governmental Proceedings. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against any of the Company or the Subsidiaries, or their respective properties, assets or business, (a) that seek to enjoin or otherwise challenge the consummation of the transactions contemplated by this Agreement, or (b) except as described in the SEC Reports filed prior to the date of this Agreement or as set forth in Section 5.12 of the Disclosure Schedule, that, if decided adversely to the Company or such Subsidiary, could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in any material respect with respect to any judgment, order or decree of any court or any governmental agency or instrumentality.

5.13 Compliance with Applicable Laws and Other Instruments. The business and operations of each of the Company and its Subsidiaries have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except to the extent noncompliance therewith has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of its Articles of Incorporation or its Bylaws.

5.14 Patents and Other Intangible Rights. Except as set forth in Section 5.14 of the Disclosure Schedule, each of the Company and the Subsidiaries (a) owns or has the right to use and enforce (which right is exclusive in the case of any patents), free and clear of all liens, claims and restrictions (other than Permitted Liens and liens securing the Demand Note), all material patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing used in the conduct of its business as now conducted, (b) is not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset with respect to the use thereof or in connection with the conduct of its business or otherwise (except pursuant to a written license or other agreement included or incorporated by reference in any SEC Reports filed prior to the date of this Agreement, and except as set forth in Section 5.14 of the Disclosure Schedule), (c) owns or has the unrestricted right to use all material trade secrets, know-how, inventions, designs, processes, computer programs and technical data necessary to the development, operation and sale of all products and services presently sold by it (and has no reason to believe that it will not own or have the unrestricted right to use all material trade secrets, know-how, inventions, designs, processes, computer programs and technical data necessary to the development, operation and sale of all products and services, if any, presently proposed to be sold by it), free and clear of any liens, rights or claims of others (other than Permitted Liens and liens securing the Demand Notes), and (d) is not using any material confidential information or trade secrets of others (except pursuant to a written license or other agreement included or incorporated by reference in any SEC Reports filed prior to the date of this Agreement). Neither the Company nor any Subsidiary is infringing in any material respect upon any right or claimed right of any person under or with respect to any patents, trademarks, service marks, trade names, copyrights, licenses or rights with respect to the foregoing, nor has the Company or any Subsidiary received any notice with respect thereto. To the knowledge of the Company, no person is infringing upon any right or claimed right of the Company or any Subsidiary under or with respect to any patents, trademarks, service marks, trade names, copyrights, licenses or rights with respect to the foregoing, except for infringements that have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

5.15 Contracts. All "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) to be performed in whole or in part by the Company or any of the Subsidiaries after the date of this Agreement ("Material Contracts") have been included or incorporated by reference in the SEC Reports filed prior to the date of this Agreement. Each Material Contract is in full force and effect and enforceable according to its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity). None of the Company or any Subsidiary or, to the knowledge of the Company, any other party is in breach in any material respect of or in default in any material respect under any of the Material Contracts.

5.16 Insurance Coverage. There are in full force policies of insurance issued by insurers of recognized responsibility insuring each of the Company and the Subsidiaries, and their respective properties and business, against such losses and risks and in such amounts as in the Company's best judgment, after advice from its insurance broker, are acceptable for the nature and extent of the business of the Company and the Subsidiaries and the resources of the Company and the Subsidiaries. Neither the Company nor any Subsidiary is in default in any material respect under any material provision contained in any insurance policy, or has failed to give any notice or present any material existing claims it has under any insurance policies in a timely fashion.

5.17 No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission of any of the Company or the Subsidiaries, any right, interest or valid claim against or upon any of the Company, the Subsidiaries or the Purchasers for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement, except as disclosed in Section 5.17 of the Disclosure Schedule. The Company will indemnify and hold harmless each Purchaser against any and all liability with respect to any such commission, fee or other compensation (including without limitation those arising under the arrangements described in Section 5.17 of the Disclosure Schedule) which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement.

5.18 Conflicts of Interest. Except as disclosed in the SEC Reports filed prior to the date of this Agreement, no officer or director of any of the Company or the Subsidiaries, or any person who is known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock (as determined in accordance with Rule 13d-3 under the Exchange Act), or any affiliate of any such person (other than St. Paul or any affiliate of St. Paul), has any direct or indirect interest (a) in any entity which does business with any of the Company or the Subsidiaries, or (b) in any property, asset or right which is used by any of the Company or the Subsidiaries in the conduct of its business, or (c) in any contractual relationship with any of the Company or the Subsidiaries other than as an employee. For the purpose of this Section 5.18, there shall be disregarded any interest which arises solely from the ownership of less than a 1% equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

5.19 Licenses. Each of the Company and the Subsidiaries possesses from the appropriate agency, commission, board and government body and authority, whether federal, state, local or foreign, all licenses, permits, authorizations, approvals, franchises and rights which are necessary for it to engage in the business currently conducted by it and which, if not possessed by the Company or such Subsidiary, would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge that would lead it to believe that either it or any of the Subsidiaries will not be able to obtain all licenses, permits, authorizations, approvals, franchises and rights that may be required for any business the Company or any Subsidiary presently proposes to conduct if the failure to obtain the same would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

5.20 Registration Rights. Other than under (a) this Agreement, (b) that certain Amended and Restated Registration Rights Agreement dated as of December 28, 1995, as heretofore amended, among the Company and certain of its shareholders (as heretofore amended, the "Existing Registration Rights Agreement"), a true and correct copy of which has been delivered to the Purchasers, and (c) the Existing GE Warrant (as hereinafter defined), a true and correct copy of which has been delivered to the Purchasers, the Company has not agreed to register any of its authorized or outstanding securities under the Securities Act.

5.21 Employee Benefits.

(a) With respect to each employee benefit plan (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Company or an "ERISA Affiliate" (as defined below) or to which the Company or an ERISA Affiliate contributes or is under any obligation to contribute (an "Employee Benefit Plan"): (i) such plan has been administered and operated in compliance with its terms and the applicable requirements of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), except with respect to matters that, individually or in the aggregate, could not be reasonably expected to result in material liability; (ii) no event has occurred and there exists no circumstance under which the Company or any ERISA Affiliate could be reasonably expected to incur material liability under ERISA or the Code (other than for contributions or benefits paid or payable in the ordinary course of operation of such plan); (iii) there are no actions, suits or claims pending or, to the knowledge of the Company, threatened with respect to any Employee Benefit Plan or against the assets or a fiduciary of any Employee Benefit Plan (other than routine claims for benefits in the ordinary course); (iv) no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which is not covered by an applicable exemption and which could be reasonably expected to result in material liability has occurred; (v) no "reportable event" (as defined in Section 4043 of ERISA) has occurred; (vi) all material contributions and premiums due have been paid on a timely basis; and (vii) all material contributions made under any Employee Benefit Plan intended to be tax deductible meet the requirements for deductibility under the Code. As used herein, the term "ERISA Affiliate" refers to any organization that is (x) a member of a "controlled group" of which the Company is a member or (y) under "common control" with the Company within the meaning of, respectively, Sections 414(b) and (c) of the Code.

(b) Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable letter of determination from the Internal Revenue Service that it so qualifies and that its related trust is exempt from taxation under Section 501(a) of the Code. No event has occurred that will or could reasonably be expected to give rise to disqualification or loss of tax-exempt status of any such Employee Benefit Plan or trust under Section 401(a) or 501(a) of the Code.

(c) No Employee Benefit Plan is a "defined benefit plan" within the meaning of Section 3(35) of ERISA. Neither the Company nor any Subsidiary has at any time been a party to or contributed to any "multiemployer plan" within the meaning of Section 3(37) of ERISA or any "multiple employer plan" within the meaning of Section 413 of the Code (each, a "Multiemployer Plan").

(d) Neither the approval or execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) entitle any officer, director or employee of or consultant to the Company or any Subsidiary to severance pay, or (ii) accelerate the time of payment or vesting of, or increase the amount of, compensation due to any such person.

5.22 Environmental and Safety Laws.

(a) Neither the Company nor any Subsidiary is, in any material respect, in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are, or are reasonably anticipated to be, required in order for the Company or any Subsidiary to comply with any such existing statute, law or regulation.

(b) Except as disclosed in Section 5.22 of the Disclosure Schedule, during the period that the Company or a Subsidiary has owned or leased any facility and, to the knowledge of the Company, in the case of any currently owned or leased facility, at all times prior thereto, (i) there have been no material disposals, releases or threatened releases of Hazardous Materials (as defined below) by any of the Company or the Subsidiaries or, to the knowledge of the Company, any other person on, from or under such facility, and (ii) other than normal office products and cleaning supplies, there has not been used, generated, manufactured or stored on, under or about such facility or transported to or from such facility by the Company or any Subsidiary or, to the knowledge of the Company, any other person, any Hazardous Materials.

(c) There is no pending or, to the knowledge of the Company, threatened claim, litigation or administrative agency proceeding against any of the Company or the Subsidiaries arising out of circumstances that form the basis of or are alleged to form the basis of, nor has the Company or any of the Subsidiaries received written notice from any governmental entity that alleges, violation in any material respect of any material applicable statute, law or regulation relating to the environment or occupational health and safety.

(d) For purposes of this Agreement, (i) the terms "disposal," "release" and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et. seq. as amended ("CERCLA"), and (ii) "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste, which is regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (A) CERCLA; (B) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001, et. seq.; (C) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et. seq.; (D) the Toxic Substance Control Act, 15 U.S.C. Section 2601, et. seq.; (E) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651, et. seq.; (F) regulations promulgated under any of the above statutes; or (G) any applicable state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those statutes identified above.

5.23 Employees. To the Company's knowledge, no executive officer of the Company, and no employee of the Company or any Subsidiary whose annual compensation is in excess of $100,000, has any plans to terminate his or her employment with the Company or such Subsidiary. Neither the Company nor any Subsidiary is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement. Each of the Company and the Subsidiaries has complied in all material respects with all laws relating to the employment of labor, including without limitation provisions relating to wages, hours, equal opportunity, collective bargaining and payment of Social Security and other taxes, and neither the Company nor any Subsidiary has encountered any material labor difficulties.

5.24 Absence of Restrictive Agreements. To the knowledge of the Company, no employee of the Company or any Subsidiary is subject to any secrecy or non-competition agreement or any agreement or restriction of any kind that would impede in any material respect the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company and the Subsidiaries. To the best of the Company's knowledge, no employer or former employer of any employee of the Company or any Subsidiary has any claim of any kind whatsoever in respect of any of the rights described in Section 5.14 hereof.

5.25 Investment Company. Neither the Company nor any Subsidiary is, or will be as a result of consummation of the transactions contemplated by this Agreement, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

5.26 Listing and Maintenance Requirements. Except as disclosed in Section 5.26 of the Disclosure Schedule, the Company has not, since the inclusion of its Common Stock for listing on the NASDAQ National Market, received written notice from such market to the effect that the Company is not in compliance with the listing or maintenance requirements of such market.

5.27 Disclosure. The Company has not knowingly withheld from the Purchasers any material facts relating to the business, assets, condition (financial or otherwise), operations or results of operations of any of the Company or the Subsidiaries. No representation or warranty in this Agreement or in any certificate, schedule, statement or other document furnished or to be furnished to any Purchaser pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

6. Representations and Warranties of Purchasers. Each of the Purchasers severally represents and warrants for itself that:

6.1 Investment Intent. The Notes and the Warrants being acquired by such Purchaser hereunder are being purchased, and the Conversion Stock and the Warrant Stock acquired by such Purchaser upon conversion of such Notes or exercise of such Warrants will be acquired, for such Purchaser's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Such Purchaser understands that the Notes and the Conversion Stock, and the Warrants and the Warrant Stock, have not been registered under the Securities Act or any applicable state laws by reason of their issuance or contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and such laws, and that the reliance of the Company and others upon this exemption is predicated in part upon this representation and warranty. Such Purchaser further understands that the Notes and Conversion Stock, and the Warrants and the Warrant Stock, may not be transferred or resold without (a) registration under the Securities Act and any applicable state securities laws, or (b) an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Such Purchaser understands that any sales of securities pursuant to Rule 144 may only be made in full compliance with the provisions of Rule 144, and that it may not sell any securities pursuant to Rule 144 prior to the expiration of a one-year period after such Purchaser has acquired the securities.

6.2 Location of Principal Office and Qualification as Accredited Investor. The state in which such Purchaser's principal office (or domicile, if such Purchaser is an individual) is located is set forth in such Purchaser's address in Schedule 1 hereto. Unless otherwise indicated on such Purchaser's Certification attached to this Agreement, such Purchaser qualifies as an accredited investor within the meaning of Rule 501 under the Securities Act for the reasons specified on such Certification. Such Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of the investment to be made hereunder by such Purchaser. Such Purchaser has and has had access to all of the Company's material books and records and access to the Company's executive officers has been provided to such Purchaser or to such Purchaser's qualified agents.

6.3 Acts and Proceedings. Each of the Transaction Documents to which such Purchaser is or will be a party has been duly authorized by all necessary action on the part of such Purchaser and has been or at the Closing will be duly executed and delivered by such Purchaser. This Agreement is, and each of the other Transaction Documents to which such Purchaser will be a party when executed and delivered pursuant to the terms of this Agreement will be, a valid and binding agreement of such Purchaser enforceable against such Purchaser in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

6.4 No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission by such Purchaser, any right, interest or valid claim against the Company or any Subsidiary for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. Such Purchaser will indemnify and hold harmless each of the Company and the Subsidiaries against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of such Purchaser in connection with the transactions contemplated by this Agreement.

7. Conditions of Each Purchaser's Obligation. The obligation to purchase and pay for the Notes and the Warrants which each Purchaser has agreed to purchase at the Closing is subject to the fulfillment prior to or at the Closing of the following conditions. In the event that any such condition is not fulfilled to the satisfaction of each Purchaser, or in the event that any of the Purchasers does not proceed with the purchase of the number of Notes or Warrants it has committed to purchase, then no Purchaser shall be obligated to proceed with the purchase of such Notes or Warrants.

7.1 Representations. The representations and warranties of the Company under this Agreement shall be true in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date.

7.2 Compliance with Agreement. The Company shall have performed and complied in all material respects with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing.

7.3 Certificate of Officers. The Company shall have delivered to the Purchasers a certificate, dated the Closing Date, executed by the chief executive officer and chief financial officer of the Company on behalf of the Company and certifying to the satisfaction of the conditions specified in Sections 7.1, 7.2 and 7.5 hereof.

7.4 Opinion of Company's Counsel. The Company shall have delivered to each of the Purchasers opinions of Oppenheimer Wolff & Donnelly LLP and of Mark Kimball, each dated the Closing Date, in substantially the forms set forth as, respectively, Exhibits 8 and 9 hereto.

7.5 No Event of Default. There shall exist at the time of Closing no condition or event which, immediately after the Closing, would, with or without notice or lapse of time, or both, constitute an Event of Default (as hereinafter defined).

7.6 Fairness Opinion. The Company shall have received an opinion from Duff & Phelps, LLC that the issuance and sale of the Notes and Warrants on the terms provided for in this Agreement are fair to the shareholders of the Company from a financial point of view.

7.7 Supporting Documents. The Purchasers shall have received the following:

(a) a copy of resolutions of the Board of Directors of each of the Company and the Subsidiaries, evidencing compliance with the requirements of Section 302A.255, Subdivision 1(c) of the Minnesota Business Corporation Act and otherwise in form and substance reasonably satisfactory to the Purchasers, authorizing and approving the transactions contemplated by this Agreement, all such resolutions to be certified by the Secretary of such entity;

(b) a certificate of the Secretary of each of the Company and the Subsidiaries certifying the names, titles and signatures of the officers of such entity authorized to execute the Transaction Documents to which such entity is or will be a party and further certifying that the Articles of Incorporation and By-Laws of such entity delivered to the Purchasers prior to the date hereof have been validly adopted, are in full force and effect, and have not been amended or modified;

(c) good standing certificates for each of the Company and the Subsidiaries issued by the Secretary of State of the State of Minnesota, and, if such entity is qualified to do business therein as a foreign corporation, the Secretaries of State of the States of South Carolina and Utah, as of a date no more than 15 days prior to the Closing Date; and

(d) such additional supporting documentation and other information with respect to the transactions contemplated hereby as any of the Purchasers may reasonably request.

7.8 Lien Searches. The Purchasers shall have received Uniform Commercial Code, judgment and tax lien searches from the Secretary of State of the State of Minnesota and appropriate officials of such other states and/or counties as any of the Purchasers may reasonably request at least ten days prior to the Closing Date, as of a date no more than 15 days prior to the Closing Date, certified by a reporting service satisfactory to the Purchasers and disclosing no liens, charges, security interests or encumbrances on the assets of the Company or any of its Subsidiaries other than Permitted Liens or liens securing the Demand Note.

7.9 Collateral Documents. The Purchasers shall have received the Parent Security Agreement, the Parent Patent and Trademark Security Agreement and the Pledge Agreement duly executed by the Company, and the Guaranty and the Subsidiary Security Agreement duly executed by each Subsidiary.

7.10 Actions to Perfect Liens. The Purchasers shall have received all certificates, documents and instruments, in form and substance reasonably satisfactory to them, including without limitation duly executed financing statements on Form UCC-1 and the stock certificates evidencing all of the outstanding capital stock of each Subsidiary accompanied by undated stock powers duly executed in blank, necessary or, in the opinion of any of the Purchasers, desirable to perfect the liens created by any of the Security Agreements (as hereinafter defined).

7.11 Insurance. The Purchasers shall have received standard lenders' loss payable endorsements in favor of the Purchasers with respect to insurance policies or other instruments or documents evidencing insurance coverage on the properties of the Company and its Subsidiaries in compliance with Section 8.16 hereof and the terms of the Parent Security Agreement and Subsidiary Security Agreement, and standard endorsements to all liability insurance policies of the Company or any of its Subsidiaries naming the Purchasers as additional insureds thereunder.

7.12 Listing. Listing and trading of the Common Stock on the NASDAQ National Market shall not have been suspended.

7.13 Registration Rights Agreement. The Company shall have delivered to the Purchasers a Registration Rights Agreement, in substantially the form set forth as Exhibit 10 hereto (the "Registration Rights Agreement"), duly executed by the Company and each of the other parties thereto (other than the Purchasers) who is an affiliate of the Company or whose execution thereof is necessary to effectively block the exercise of registration rights under the Existing Registration Rights Agreement.

7.14 Cancellation of Existing GE Warrant. The Company shall have delivered to the Purchasers evidence reasonably satisfactory to the Purchasers that the Series A Warrant dated effective March 31, 1998 to initially purchase 1,309,583 shares of Common Stock at an initial exercise price of $8.82 per share (the "Existing GE Warrant") has been cancelled in exchange for a new warrant to initially purchase 135,000 shares of Common Stock at an initial exercise price of $1.00 per share (the "New GE Warrant"), which New GE Warrant shall be in substantially the form of the Existing GE Warrant except that such New GE Warrant shall modify the registration rights contained in the Existing GE Warrant so that they do not conflict with the exercise by the Purchasers of any of their rights under the Registration Rights Agreement.

8. Affirmative Covenants. The Company covenants and agrees that, as long as any of the Notes remain outstanding and, in the case of Sections 8.6, 8.9, 8.10, 8.11 and 8.12, as long as any of the Notes or Conversion Stock, or any of the Warrants or Warrant Stock, remain outstanding:

8.1 Corporate Existence. The Company will maintain and cause each Subsidiary to maintain its corporate existence in good standing (except that the corporate existence and good standing of any Subsidiary may be terminated pursuant to a merger permitted under Section 9.2 hereof) and comply in all material respects with all applicable laws and regulations of the United States or of any state or states thereof or of any political subdivision thereof and of any governmental authority.

8.2 Books of Account and Reserves. The Company will, and will cause each of its Subsidiaries to, keep books of record and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs, in accordance with generally accepted accounting principles. The Company will employ certified public accountants of nationally recognized standing selected by the Board of Directors of the Company (the "Board of Directors") who are "independent" within the meaning of the accounting regulations of the SEC, and have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the consolidated financial statements of the Company and its Subsidiaries as will satisfy the requirements of the SEC in effect at such time with respect to certificates and opinions of accountants.

8.3 Furnishing of Financial Statements and Information. Upon request, the Company will make available to each holder of a Purchased Security:

(a) as soon as practicable, but in any event within 45 days after the close of each fiscal quarter, unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter, together with related unaudited consolidated statements of operations and cash flows for such fiscal quarter, setting forth in comparative form figures for the corresponding fiscal quarter of the previous year, all in reasonable detail and certified by an authorized accounting officer of the Company;

(b) as soon as practicable, but in any event within 90 days after the end of each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries, as of the end of such fiscal year, together with the related consolidated statements of operations, stockholders' equity and cash flow for such fiscal year, setting forth in comparative form figures for the previous fiscal year, all in reasonable detail and duly certified by the Company's independent certified public accountants, which accountants shall have given the Company an opinion, unqualified as to the scope of the audit, regarding such statements;

(c) concurrently with the delivery in each year of the financial statements referred to in paragraph (b) of this Section 8.3, a statement and report signed by the independent certified public accountants who certified such financial statements to the effect that they have read this Agreement and that in the course of the audit of the consolidated financial statements of the Company they became aware of no condition or event which constituted an Event of Default or which, after notice or lapse of time, or both, would constitute an Event of Default, or if such accountants did become aware of any such condition or event, specifying the nature and period of existence thereof;

(d) promptly upon transmission thereof, copies of all reports, proxy statements, registration statements and notifications filed by it with the SEC pursuant to any act administered by the SEC or furnished to shareholders of the Company or to any national securities exchange or market; and

(e) with reasonable promptness, such other financial data relating to the business, affairs and financial condition of any of the Company and the Subsidiaries as is available to the Company and as from time to time any holder of a Purchased Security may reasonably request.

8.4 Inspection. The Company will permit each holder of a Purchased Security and any of its partners, officers or employees, or any outside representatives designated by such holder and reasonably satisfactory to the Company, to visit and inspect at such holder's expense any of the properties of the Company or its Subsidiaries, including their books and records (and to make photocopies thereof or make extracts therefrom), and to discuss their affairs, finances, and accounts with their officers, lawyers and accountants, except with respect to trade secrets and similar confidential information, all to such reasonable extent and at such reasonable times and intervals as such holder may reasonably request. Except as otherwise required by laws or regulations applicable to such holder, each holder of a Purchased Security shall maintain, and shall require its representatives to maintain, all information obtained pursuant to this Section 8.4 or any other provision of this Agreement or the other Transaction Documents on a confidential basis.

8.5 Preparation and Approval of Budgets. At least one month prior to the beginning of each fiscal year of the Company, the Company shall prepare and submit to its Board of Directors, for its review and approval, an annual plan for such year, which shall include monthly capital and operating expense budgets, cash flow statements and profit and loss projections itemized in such detail as the Board of Directors may reasonably request. Each annual plan shall be modified as often as is necessary in the judgment of the Board of Directors to reflect changes required as a result of operating results and other events that occur, or may be reasonably expected to occur, during the year covered by the annual plan, and copies of each such modification shall be submitted to the Board of Directors. The Company will, simultaneously with the submission thereof to the Board of Directors, deliver a copy of each such annual plan and modification thereof to each holder of a Purchased Security.

8.6 Replacement of Notes or Warrants or Certificates Representing Conversion Stock or Warrant Stock. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Notes or Warrants or certificates representing Conversion Stock or Warrant Stock and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of the Notes or Warrants or certificates representing Conversion Stock or Warrant Stock, as the case may be, the Company will issue new Notes or Warrants or certificates representing Conversion Stock or Warrant Stock, as the case may be, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Notes or Warrants or certificates representing Conversion Stock or Warrant Stock, as the case may be.

8.7 Exchange of Notes. The Company will at any time, at the Company's expense (except for any transfer tax payable), at the written request of the holder of a Note and upon surrender of such Note for such purpose, issue a new Note or Notes in exchange therefor in the denomination of $50,000, or any multiple thereof specified by such holder, in an aggregate principal amount equal to the then unpaid principal amount of the Note surrendered and substantially in the form of Exhibit 1 to this Agreement with appropriate insertions and variations.

8.8 Application of Proceeds. The net proceeds received by the Company from the sale of the Notes and Warrants shall be used substantially for working capital purposes, to prepay any portion of the Demand Note which is not converted by St. Paul at the Closing in payment of the purchase price hereunder for its Notes and Warrants, and to fund up to $750,000 of the Reserve Account. Pending use of the proceeds in the business, they shall be invested in accordance with the Company's investment policy in effect on the date hereof, a true and correct copy of which has been delivered to the Purchasers.

8.9 Reports Under the Exchange Act. With a view to making available to the holders of the Purchased Securities the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit such a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use all commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

(b) take such action as is necessary to enable the holders of the Purchased Securities to utilize Form S-3 for the sale of the Purchased Securities (as defined in the Registration Rights Agreement) as contemplated by the Registration Rights Agreement;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish promptly to any holder of Purchased Securities, upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold in a secondary offering pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly reports of the Company and such other reports and documents so filed by the Company, (iii) all press releases and other statements made available by the Company to the public concerning material developments related to the Company or any of its Subsidiaries, and (iv) such other information as may be reasonably requested in availing any such holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or under such form.

8.10 Rule 144A.

(a) The Company agrees that, upon the request of any holder of Purchased Securities, or any prospective purchaser of Purchased Securities, the Company shall promptly provide (but in any case within 15 days of a request) to such holder or potential purchaser the following information: (a) a brief statement of the nature of the business of the Company and its Subsidiaries and the products and services they offer; (b) the Company's most recent consolidated balance sheets and profit and loss and retained earnings statements, and similar financial statements for such part of the two preceding fiscal years prior to such request as the Company has been in operation (which financial information shall be audited, to the extent reasonably available); and (c) such other information about the Company, its Subsidiaries and their business, financial condition and results of operations as the requesting person shall request in order to comply with Rule 144A promulgated under the Securities Act and the antifraud provisions of the federal and state securities laws.

(b) The Company hereby represents and warrants to any such requesting person that the information provided by the Company pursuant to this Section 8.10 will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

8.11 Listing. The Company shall, as promptly as practicable after the Closing, secure the listing of all Conversion Stock and Warrant Stock upon each securities exchange and automated quotation system (including the NASDAQ National Market), if any, upon which shares of Common Stock of the Company are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Stock and Warrant Stock. The Company shall use all commercially reasonable efforts to maintain the Common Stock's listing on either the NASDAQ National Market, a national securities exchange or other national market or interdealer quotation system (including without limitation the NASDAQ SmallCap Market and the OTC Bulletin Board). The Company shall promptly offer to provide the holders of the Purchased Securities copies of any notice it receives from the NASDAQ National Market or any securities exchange or other market or interdealer quotation system regarding the continued eligibility of the Common Stock for listing on such market, securities exchange or system, provided that the Company shall not be required to offer to provide, or to provide, such notices if the Company reasonably determines that such notices contain material non-public information. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 8.11.

8.12 Rights to Purchase Additional Securities.

(a) If the Company should decide to issue and sell additional shares of any capital stock of the Company or any options, warrants or other rights to subscribe for or to purchase any capital stock of the Company or any securities convertible into capital stock of the Company, other than (i) shares of Common Stock sold to the public pursuant to a registration statement filed under the Securities Act, if such offering is underwritten on a firm commitment basis by an underwriter, or group of underwriters represented by an underwriter or underwriters, which is a member of the New York Stock Exchange, (ii) options to purchase Common Stock or awards of Common Stock granted to employees or directors of the Company or to consultants to the Company or to the Company's employee stock purchase plan, as approved from time to time by the Board of Directors or a committee thereof, and shares of Common Stock issued upon the exercise of such options, (iii) shares of Common Stock issued upon the exercise of options, warrants or Convertible Securities outstanding at the Closing that were approved by the Board of Directors or a committee thereof (including without limitation the New GE Warrant), (iv) shares of Common Stock issued upon conversion of the Notes or exercise of the Warrants, (v) shares of Common Stock issued in a stock split or reclassification of, or as a stock dividend or other distribution on, then outstanding shares of Common Stock, (vi) shares of Common Stock issued in connection with any bona fide business acquisition by the Company or any Subsidiary which has been approved by the Board of Directors and is permitted by the terms of this Agreement, and (vii) shares of Common Stock, or options or warrants to purchase shares of Common Stock, issued to vendors or lessors of the Company or any Subsidiary, or shares of Common Stock issued upon the exercise of such options or warrants, provided that the issuance of such shares, options or warrants has been approved by the Board of Directors and is for other than primarily equity financing purposes, and further provided that the sum of the number of shares of Common Stock issued pursuant to this clause (vii) (other than upon the exercise of options or warrants), plus the number of shares of Common Stock subject to options or warrants issued pursuant to this clause (vii), in any 12-month period shall not exceed one percent of the shares of Common Stock outstanding on the date of this Agreement (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) (all such capital stock, warrants, securities convertible into capital stock and other rights, other than securities referred to in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) above, being hereinafter sometimes collectively referred to as "Additional Securities"), the Company shall first offer to sell to each holder of Purchased Securities, upon the same terms and conditions as the Company is proposing to issue and sell such Additional Securities to others, such holder's pro rata share (as defined below) of such Additional Securities. Such offer shall be made by written notice given to each such holder and specifying therein the amount of the Additional Securities being offered, the purchase price and other terms of such offer. Each such holder shall have a period of 15 days from and after the date of receipt by it of such notice within which to accept such offer. If a holder of Purchased Securities elects to accept such offer in whole or in part, such holder shall so accept by written notice to the Company given within such 15-day period. If a holder of Purchased Securities fails to accept such offer in whole or in part within such 15-day period, any of such Additional Securities not purchased by such holder pursuant to such offer may be offered for sale to others by the Company for a period of 120 days from the last day of such 15-day period, but only on the same terms and conditions as set forth in the initial offer to such holder, free and clear of the restrictions imposed by this Section 8.12.

(b) For purposes of the previous paragraph, a holder's "pro rata share" is the number of shares of Additional Securities (rounded to the nearest whole share) as is equal to the product of (i)(A) the number of shares of Common Stock issued, or issuable upon the exercise or conversion of rights, options, warrants or Convertible Securities without the payment of any additional cash consideration or with the payment of a nominal cash consideration, as the case may be (collectively, "Fully Paid Securities"), to such holder immediately prior to the issuance of the Additional Securities being offered divided by (B) the total number of Fully Paid Securities issued or issuable by the Company immediately prior to the issuance of the Additional Securities, multiplied by (ii)(A) if so approved by the affirmative vote of the holders of a Majority in Interest of the Purchased Securities, that portion of the offering of Additional Securities that remains after considering binding commitments to purchase that have been received from persons other than the holders of the Purchased Securities, or (B) if not so approved, the entire offering of Additional Securities.

(c) The rights of a holder of Purchased Securities under this Section 8.12 to acquire a pro rata share of any Additional Securities (i) may be assigned in whole or in part by such holder to any of its affiliates, and (ii) shall terminate at the close of business on the fifth anniversary of the Closing Date.

8.13 Employee Benefit Plans. The Company will maintain and cause each ERISA Affiliate to maintain each Employee Benefit Plan in compliance in all material respects with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code, and will not and not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which the Company or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $100,000, (b) fail to make full payment when due of all amounts which, under the provisions of any Employee Benefit Plan, the Company or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Employee Benefit Plan in an aggregate amount exceeding $100,000, or (c) fail to make any payments in an aggregate amount exceeding $100,000 to any Multiemployer Plan that the Company or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

8.14 Insurance. The Company will, and will cause each Subsidiary to, obtain and maintain in force such property damage, public liability, business interruption, worker's compensation, indemnity bonds and other types of insurance as the Company's executive officers, after consultation with an accredited insurance broker, shall determine to be necessary or appropriate to protect the Company and its Subsidiaries from the insurable hazards or risks associated with the conduct of the business of the Company and its Subsidiaries. The Company's executive officers shall periodically report to the Board of Directors on the status of such insurance coverage. All insurance shall be maintained in at least such amounts and to such extent as shall be determined to be reasonable by the Board of Directors; and all such insurance shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the Company or any Subsidiary may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws.

8.15 Payment of Taxes, etc. The Company will, and will cause each Subsidiary to, pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its properties, as well as all material claims of any kind (including claims for labor, material and supplies) which, if unpaid, might by law become a lien or charge upon its property; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and adequate reserves have been established therefor in accordance with generally accepted accounting principles.

8.16 Landlord's Waivers. The Company shall use all commercially reasonable efforts to obtain and deliver to each of the Purchasers as promptly as practicable after the Closing a landlord's waiver, in the form approved by counsel for the Purchasers prior to the Closing or such other form as any of the Purchasers shall reasonably request, duly executed by each of the landlords of the facilities operated by the Company and its Subsidiaries other than the landlords of retail stores.

8.17 Shareholder Approval. The Company shall use all commercially reasonable efforts to obtain as promptly as is practical after the Closing approval of the shareholders of the Company, by the vote specified under Section 4350(i) of the National Association of Securities Dealers Manual & Notice to Members, of those terms of the Notes which, pursuant to the provisions of the Notes, are fully effective only upon receipt of such approval.

9. Negative Covenants. Without the approval of the holders of a Majority in Interest of the Purchased Securities, the Company will not and will not permit any Subsidiary to, as long as any of the Notes remain outstanding and, in the case of Section 9.4, as long as any of the Notes or Conversion Stock, or any of the Warrants or Warrant Stock, remain outstanding until such securities cease to be Purchased Securities:

9.1 Sales of Assets. Sell, lease, license on an exclusive basis or otherwise dispose of any of the assets of the Company and its Subsidiaries, provided that (a) until the revocation by the holder or holders of at least 67% of the aggregate principal amount of the Notes then outstanding, which may be effected upon the occurrence and during the continuance of any Event of Default, the Company and the Subsidiaries may sell inventory and obsolete or worn-out equipment in the ordinary course of business, (b) any Subsidiary may sell, lease, license or otherwise dispose of all or a substantial part of its assets to the Company or another wholly-owned Subsidiary, (c) the Company or any Subsidiary may dispose of cash in the payment of its obligations, and (d) so long as no Event of Default, or condition or event which, after notice or lapse of time, or both, would constitute an Event of Default, shall then exist, the Company or any Subsidiary may sell, lease, license or otherwise dispose of assets if (i) the net book value of such assets, when added to the net book value of all other assets disposed of by the Company or any Subsidiary pursuant to this clause (d) within the immediately preceding 36-month period, does not exceed ten percent of the consolidated net book value of the assets of the Company determined as of the end of the most recently completed fiscal quarter, and (ii) such assets, together with all other assets disposed of by the Company or any Subsidiary pursuant to this clause (d) within the immediately preceding 36-month period, have not contributed more than ten percent of consolidated net earnings of the Company for any of the three most recently completed fiscal years. Upon any sale of assets permitted under clause (d) of this Section 9.1, or upon any sale of obsolete or worn-out equipment permitted under clause (a) of this Section 9.1, the Purchasers shall, at the expense of the Company, execute such documents and take such actions as the Company or the Collateral Agent (as hereinafter defined) shall reasonably request to release, or to authorize the release of, the liens on such assets securing the Notes.

9.2 Fundamental Changes. Wind-up, liquidate or dissolve, or consolidate with or merge into any other person, or permit any other person to consolidate with or merge into the Company or any Subsidiary, or enter into a plan of exchange with any other person, or otherwise acquire all or substantially all of the assets of any other business operation (or any division thereof), provided that any wholly-owned Subsidiary may be merged into the Company if the Company is the surviving corporation or with another wholly-owed Subsidiary.

9.3 Dividends on or Redemption of Capital Stock. Declare or pay any dividend or make any other distribution on any shares of its capital stock, or purchase, redeem or otherwise acquire for any consideration, or set aside a sinking fund or other fund for the redemption or repurchase of, any shares of its capital stock or any warrants, rights or options to purchase shares of its capital stock (collectively, "Restricted Payments"), provided that (a) any Subsidiary may make Restricted Payments to the Company or any other wholly-owned Subsidiary, (b) the Company may issue shares of its Common Stock as dividends on its issued and outstanding Common Stock, and (c) so long as there exists no Event of Default or any event or condition which, with notice or lapse of time, or both, would constitute an Event of Default, the Company may redeem shares of its capital stock pursuant to employment agreements with its employees which are approved by the Company's Board of Directors.

9.4 Future Registration Rights. Except pursuant to the Registration Rights Agreement, the Existing Registration Rights Agreement and the GE Warrant, and except to the extent subordinated to the registration rights of the holders of the Purchased Securities under the Registration Rights Agreement, agree with the holders of any securities issued or to be issued by the Company to register such securities under the Securities Act or grant any incidental registration rights.

9.5 Indebtedness. Borrow money, issue evidences of indebtedness or create, assume or suffer to exist indebtedness in addition to the Notes (including without limitation as indebtedness capitalized lease obligations), except (a) indebtedness incurred in connection with the acquisition of machinery and equipment, which indebtedness is secured by conditional sales contracts, title retention agreements, capitalized leases or other purchase money security interests, provided that the indebtedness secured by any such security interest shall not exceed the fair market value of the machinery or equipment acquired subject thereto and such security interest shall not encumber any property of the Company or any Subsidiary other than the machinery or equipment acquired subject thereto (or the refinancing of any such indebtedness, provided that no such refinancing shall increase the outstanding principal amount of such indebtedness and any replacement lien given to secure such refinancing shall be limited to the machinery and equipment securing such indebtedness), (b) existing indebtedness described in Section 9.5 of the Disclosure Schedule (provided that all such indebtedness shall be repaid in accordance with its terms with no extension, renewal or other modification), (c) indebtedness of the Company to banks or other financial institutions, provided that the aggregate principal amount of such indebtedness outstanding at any time shall not exceed $5,000,000 ("Bank Debt"), (d) unsecured indebtedness of the Company which is subordinated in right of payment to the Notes pursuant to terms and conditions reasonably satisfactory to St. Paul, provided that the aggregate principal amount of such indebtedness outstanding at any time shall not exceed $100,000, (e) indebtedness of wholly-owned Subsidiaries which arises out of loans or advances permitted by Section 9.8(a), (f) guarantees of indebtedness permitted by Section 9.7, (g) obligations of the Company under the Revolving Credit Program Agreement, and (h) indebtedness or liabilities, other than Indebtedness for Borrowed Money (as hereinafter defined), incurred or arising in the ordinary course of business. Upon the incurrence by the Company of any Bank Debt, each of the holders of the Notes shall execute and deliver agreements, in form and substance reasonably satisfactory to St. Paul, subordinating the Notes in right of payment to such Bank Debt and subordinating the liens on the assets of the Company and its Subsidiaries securing the Notes to the liens on such assets securing the Bank Debt.

9.6 Liens. Create, assume, or suffer to exist any mortgage, pledge, lease, lien, charge, security interest or encumbrance upon any of its assets in addition to the liens securing the Notes, except (a) liens securing indebtedness permitted by Section 9.5(a), (b) the senior interest of Conseco Bank, Inc. in the Reserve Account (the "Reserve Account"), as defined in the Revolving Credit Program Agreement dated May 17, 1999, as amended as of February 20, 2001 and April 13, 2001, between the Company and Conseco Bank, Inc. (the "Revolving Credit Program Agreement"), a complete copy of which has been furnished to the Purchasers, securing certain obligations of the Company to Conseco Bank, Inc. under the Revolving Credit Program Agreement, provided that the value of the cash, funds and other deposits in the Reserve Account shall not exceed $1,000,000 at any given time, (c) liens for taxes and assessments or governmental charges or levies not at the time due or which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which adequate reserves have been established in accordance with generally accepted accounting principles, (d) liens in respect of pledges or deposits under worker's compensation laws or similar legislation, (e) carriers', warehousemen's, mechanics', laborers', materialmen's, landlord's and similar statutory liens securing obligations incurred in the ordinary course of business which are not yet due or which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which adequate reserves have been established in accordance with generally accepted accounting principles, (f) encumbrances on real property in the nature of zoning restrictions, easements, rights of way, encroachments, restrictive covenants and other similar rights or restrictions, whether or not of record, on the use of real property, which encumbrances were not incurred in connection with the borrowing of money or the obtaining of advances or credits and do not in the aggregate materially detract from the value of the property subject thereto or materially impair the use thereof in the operation of the business of the Company or any Subsidiary, (g) liens securing the Bank Debt, (h) existing liens described in Section 9.6 of the Disclosure Schedule (provided that all of the obligations secured by such liens shall be repaid in accordance with their terms with no extension, renewal or other modification), (i) licenses, sublicenses, leases or subleases granted by any of the Company or its Subsidiaries to other persons in the ordinary course of business that do not materially interfere with the conduct of the business of any of the Company or its Subsidiaries, and (j) liens arising out of the existence of judgments or awards in respect of which any of the Company or its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all cash and the fair market value of all other property subject to such liens does not at any time exceed $250,000 (all of the foregoing being herein called "Permitted Liens").

9.7 Guarantees. Guarantee, endorse or otherwise become contingently liable for the obligations, securities or dividends of any person other than the Company or any of its wholly-owned Subsidiaries, except pursuant to the Revolving Credit Program Agreement, and except that the Company and any Subsidiary may endorse negotiable instruments for collection in the ordinary course of business.

9.8 Loans and Investments. Make loans or advances to any person (including without limitation to any officer, director or shareholder of the Company or any Subsidiary), or purchase or invest in the stock or obligations of, or make capital contribution to, any person, except (a) loans and advances to wholly-owned Subsidiaries which are parties to the Guaranty and the Subsidiary Security Agreement, provided such loans and advances are general obligations of such Subsidiaries which are not subordinated to any other obligations of such Subsidiaries, (b) advances to suppliers and employees made in the ordinary course of business, (c) accounts receivable arising from the ordinary conduct of the business of the Company or any Subsidiary (including those acquired from Conseco Bank, Inc. under the Revolving Credit Program Agreement), (d) cash and cash equivalents (determined in accordance with generally accepted accounting principles consistent with those applied in connection with the preparation of the Company's consolidated financial statements), (e) existing investments described in Section 9.8 of the Disclosure Schedule, provided that any additional investments made with respect thereto shall be permitted only if independently allowed under any of the other clauses of this Section 9.8, (f) investments in any newly created, wholly-owned subsidiaries provided that the aggregate of all such investments does not exceed $50,000, and (g) investments (including debt obligations) received in connection with a bankruptcy or reorganization of a supplier or customer of the Company or any of its Subsidiaries and in good faith settlement of delinquent obligations of, or other disputes with, such customer or supplier arising in the ordinary course of business.

9.9 Change in Nature of Business. Make any material change in the nature of its business as carried on at the date of this Agreement.

9.10 Modification of Organizational Documents. Amend, modify or otherwise change its Articles of Incorporation or By-Laws (or similar organizational documents), including without limitation by the filing of a certificate of designation, in any way that would have an adverse impact on any of the Purchased Securities.

9.11 Operations Pending Receipt of Shareholder Approval. Until the receipt of the shareholder approval described in Section 8.17 hereof, take any action (including without limitation the issuance of any shares of Common Stock or any options, warrants or other rights to purchase Common Stock or any Convertible Securities) if such action would have resulted, had such shareholder approval been theretofore obtained, in any adjustment to the conversion price of the Notes or the number of shares of Common Stock issuable upon conversion of the Notes which is, pursuant to the terms of the Notes, either ineffective or only partially effective until receipt of such shareholder approval.

9.12 Issuance of Participating Preferred. So long as any of the Warrants remain outstanding, issue any capital stock of any class preferred as to dividends or as to the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par, liquidation or redemption value in respect of participation in dividends and in the distribution of such assets.

10. The Notes and Warrants.

10.1 Stock Fully Paid; Reservation of Shares. The Company covenants and agrees that all Conversion Stock and Warrant Stock that may be issued upon conversion of the Notes or exercise of the Warrants will be, upon issuance in accordance with the terms of the Notes or Warrants, as the case may be, fully paid and nonassessable, and that the issuance thereof shall not give rise to any preemptive rights on the part of any person or entity. The Company further covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock for the purpose of issue upon the conversion of the Notes and exercise of the Warrants.

10.2 No Prepayment Without Consent. The Notes shall be prepayable only with the prior written consent of the holders of at least 67% of the aggregate principal amount of the Notes outstanding immediately prior to such prepayment. All accrued and unpaid interest on any principal amount being prepaid with such consent shall be paid at the time of such prepayment.

10.3 Pro Rata Payments. All payments and prepayments of principal of and interest on the Notes, and all proceeds recovered under the Guaranty or upon any foreclosure, sale or other disposition of or realization in any manner upon all or any part of the collateral under any of the Security Agreements, shall, after deducting all reasonable and documented expenses of collection (including without limitation reasonable attorneys' fees and disbursements), be shared by the holders of the Notes pro rata in accordance with the respective unpaid principal amounts thereof and accrued and unpaid lawful interest thereon.

10.4 Senior Debt. The principal of and interest on the Notes, and all other obligations of the Company under this Agreement or any of the other Transaction Documents, shall constitute "Senior Debt" for purposes of the Convertible Subordinated Debenture of the Company payable to St. Paul Venture Capital V, LLC dated November 10, 2000 in the original principal amount of $4,000,000.

11. Registration of Securities. The holders of the Purchased Securities shall be entitled to the registration rights provided in the Registration Rights Agreement.

12. Default.

12.1 Events of Default. Each of the following events shall be an event of default (an "Event of Default") for purposes of this Agreement:

(a) if default shall be made in the punctual payment of interest on the Notes, and such default shall have continued for a period of seven days after written notice thereof to the Company by the holder of any of the Notes; or

(b) if default shall be made in the punctual payment of the principal of the Notes, or any installment thereof; or

(c) if the Company or any Significant Subsidiary (as hereinafter defined) becomes insolvent, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or ceases doing business as a going concern, or the Company or any Significant Subsidiary applies for or consents to the appointment of a trustee or receiver for the Company or any Significant Subsidiary, or for the major part of the property of either; or

(d) if a trustee or receiver is appointed for the Company or any Significant Subsidiary or for the major part of the property of either and the order of such appointment is not discharged, vacated or stayed within 60 days after such appointment; or

(e) if an order for relief shall be entered in any federal bankruptcy proceeding in which the Company or any Significant Subsidiary is the debtor; or if bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Significant Subsidiary and, if instituted against the Company or any Significant Subsidiary, are consented to or, if contested by the Company or such Significant Subsidiary, are not dismissed by the adverse parties or by an order, decree or judgment within 60 days after such institution; or

(f) if any judgment, writ or warrant of attachment or of any similar process in an amount in excess of $250,000 shall be entered or filed against the Company or any Significant Subsidiary or against any of the property or assets of either and remains unpaid, unvacated, unbonded or unstayed for a period of 30 days; or

(g) if the Company, any Significant Subsidiary or any ERISA Affiliate shall have made a complete or partial withdrawal from a Multiemployer Plan and, as a result of such complete or partial withdrawal, the Company, any Significant Subsidiary or any ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $100,000; or a Multiemployer Plan enters reorganization under Section 4241 of ERISA and, as a result thereof, the Company's, any Significant Subsidiary's or any ERISA Affiliate's contribution requirement with respect to such Multiemployer Plan increases by an annual amount exceeding $100,000; or

(h) if the Company or any Significant Subsidiary shall default in any material respect in the due and punctual performance of any covenant or agreement in any note, bond, indenture, loan agreement, note agreement, mortgage, security agreement or other instrument evidencing or related to Indebtedness for Borrowed Money, and such default shall continue for more than the period of notice and/or grace, if any, therein specified and shall not have been waived; or

(i) (i) if any representation or warranty made by the Company in this Agreement shall prove to have been untrue or incorrect in any material respect as of the date of this Agreement or as of the Closing Date, or (ii) if any representation or warranty made by any of the Subsidiaries in the Guaranty shall prove to have been untrue or incorrect in any material respect as of the date of the Guaranty, or (iii) if any report, certificate, financial statement, financial schedule or other instrument prepared or purported to be prepared by the Company or any officer of the Company and furnished or delivered under or pursuant to this Agreement on or after the Closing Date (or any statement made therein) shall prove to be untrue or incorrect in any material respect as of the date it was made, furnished or delivered; or

(j) if default shall be made in the due and punctual performance or observance of any covenant or agreement contained in Section 9 of this Agreement; or

(k) if default shall be made in the due and punctual performance or observance of any other covenant or agreement contained in this Agreement, in the Guaranty or in the Registration Rights Agreement, and such default shall have continued for a period of 15 days after written notice thereof to the Company by any holder of a Note; or

(l) if there shall occur any other Event of Default under and as defined in any of the Security Agreements; or

(m) if a Change in Control (as hereinafter defined) shall have occurred.

12.2 Remedies Upon Events of Default. Upon the occurrence of an Event of Default as herein defined, and so long as such Event of Default continues unremedied, then the holders of at least 67% of the aggregate principal amount of the Notes then outstanding shall be entitled by notice to declare the principal of and any accrued interest on the Notes to be immediately due and payable, and thereupon the Notes, including both principal and interest, shall become immediately due and payable (provided, however, that, when any Event of Default described in Section 12.1(c), (d) or (e) hereof has occurred, the Notes shall immediately become due and payable without presentment, demand or notice of any kind).

12.3 Notice of Defaults. When, to its knowledge, any Event of Default has occurred or exists, the Company agrees to give written notice within three business days of such Event of Default to the holders of all outstanding Purchased Securities. If the holder of any Purchased Securities shall give any notice or take any other actions in respect of a claimed Event of Default, the Company will forthwith give written notice thereof to all other holders of Purchased Securities at the time outstanding, describing such notice or action and the nature of the claimed Event of Default.

12.4 Remedies Cumulative. No right, power or remedy conferred upon any holder of Purchased Securities shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any such security or now or hereafter available at law or in equity or by statute or otherwise.

12.5 Remedies not Waived. No course of dealing between the Company and any Purchaser or the holder of any Purchased Securities, and no delay in exercising any right, power or remedy conferred hereby or by any such security or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy.

12.6 Equitable Remedies. The parties agree that money damages or other remedies at law may not be a sufficient or adequate remedy for any breach or violation of, or default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled, to the fullest extent permitted by law, to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required.

13. Definitions. Unless the context otherwise requires, the terms defined in this Section 13 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms defined below shall, except as otherwise expressly provided, be determined by reference to the Company's books of account and in conformity with generally accepted accounting principles as applied to such books of account in the opinion of the independent certified public accountants selected by the Board of Directors as required under the provisions of Section 8.2 hereof.

13.1 "Additional Shares of Common Stock" shall mean all shares of Common Stock of the Company issued by the Company on or after the Closing Date, except the Conversion Stock and the Warrant Stock.

13.2 "Change in Control" shall mean the occurrence of any of the following: (a) the first day on which a majority of the members of the Board of Directors are not Continuing Directors (as hereinafter defined), (b) the consummation of any transaction (including without limitation any stock sale, merger, consolidation or statutory share exchange) the result of which is that any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than St. Paul or any of its affiliates is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the voting power of the outstanding voting stock of the Company, (c) the sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any individual or entity other than the Company or any of its wholly-owned Subsidiaries, or (d) the adoption of a plan relating to the complete liquidation or dissolution of the Company. For purposes of this provision, "Continuing Directors" means any member of the Board of Directors who (x) was a member of the Board of Directors on the date of this Agreement, or (y) was nominated for election or elected or appointed to the Board of Directors by the Board of Directors at a time when a majority of the members of the Board of Directors consisted of Continuing Directors.

13.3 "Collateral Agent" shall mean St. Paul, in its capacity as agent for the holders of the Notes as provided under Section 14 hereof, or any successor agent.

13.4 "Collateral Agent-Related Person" shall mean the Collateral Agent, each of its affiliates, and each of the officers, directors, employees, agents and attorneys-in-fact of the Collateral Agent or any of its affiliates.

13.5 "Common Stock" shall mean the Company's authorized common shares, any additional common shares which may be authorized in the future by the Company, and any stock into which such common shares may hereafter be changed, and shall also include stock of the Company of any other class which is not preferred as to dividends or as to distributions of assets on liquidation, dissolution or winding up of the Company over any other class of stock of the Company, and which is not subject to redemption.

13.6 "Conversion Price" shall mean such price at which the Notes are convertible into Common Stock.

13.7 "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

13.8 "Indebtedness for Borrowed Money" shall include only indebtedness of the Company and its Subsidiaries incurred as the result of a direct borrowing of money and shall not include any other indebtedness including, but not limited to, indebtedness incurred with respect to trade accounts.

13.9 "Majority in Interest of the Purchased Securities" shall mean at least 67% of the aggregate principal amount of the Notes outstanding at the time of calculation and at least 67% of the sum of (a) the number of shares of Conversion Stock outstanding at the time of calculation, plus (b) the number of shares of Warrant Stock for which Warrants outstanding at the time of calculation could then be exercised, plus (c) the number of shares of Warrant Stock outstanding at the time of calculation.

13.10 "Purchase Price" shall mean such price at which the Warrants are exercisable for Common Stock.

13.11 "Purchased Securities" shall mean the Notes, the Conversion Stock, the Warrants and the Warrant Stock (other than any shares of Conversion Stock or Warrant Stock that have been theretofore registered under the Securities Act and sold or that have been theretofore sold in an open market transaction pursuant to Rule 144).

13.12 "Security Agreements" shall mean the Parent Security Agreement, the Parent Patent and Trademark Security Agreement, the Subsidiary Security Agreement, the Pledge Agreement and any other collateral security agreements hereafter entered into by any of the Company or the Subsidiaries as security for the Notes or the Guaranty.

13.13 "Significant Subsidiary" shall mean any Subsidiary which constitutes a significant subsidiary within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC.

13.14 "Subsidiary" shall mean any corporation, association or other business entity more than a majority (by number of votes) of the voting stock or other voting equity interests of which is owned or controlled, directly or indirectly, by the Company or by one or more of its Subsidiaries or both.

13.15 "Transaction Documents" shall mean this Agreement, the Notes, the Warrants, the Guaranty, the Security Agreements and the Registration Rights Agreement.

14 Collateral Agent.

14.1 Appointment and Authorization of Collateral Agent. Each holder of a Note hereby irrevocably (subject to Section 14.09 hereof) appoints, designates and authorizes the Collateral Agent as its agent to take such actions on its behalf under or in respect of any of the Guaranty or the Security Agreements (collectively, the "Collateral Documents") and to exercise such powers and perform such duties on its behalf as are expressly delegated to the Collateral Agent by the terms of any of the Collateral Documents, together with such powers as are reasonably incidental thereto. The Collateral Agent hereby accepts such appointment. Notwithstanding any provision to the contrary contained elsewhere herein, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any holder of a Note, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

14.2 Delegation of Duties. The Collateral Agent may execute any of its duties under this Section 14 or under any of the Collateral Documents by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct of the Collateral Agent in such selection.

14.3 Liability of Collateral Agent. No Collateral Agent-Related Person shall be (a) liable for any action taken or omitted to be taken by the Collateral Agent under this Section 14 or under or in connection with any of the Collateral Documents (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) responsible in any manner to any holder of a Note for any recital, statement, representation or warranty made by the Company or any of the Subsidiaries, or any officer thereof, contained in any of the Transaction Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent or any other holder of a Note under or in connection with, any of the Transaction Documents, or for the validity, effectiveness, genuineness, enforceability or sufficiency of any of the Transaction Documents, or for any failure of the Company or any of the Subsidiaries to perform its obligations under any of the Transaction Documents. No Collateral Agent-Related Person shall be under any obligation to any holder of a Note to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any of the Transaction Documents, or to inspect the properties, books or records of the Company or any of the Subsidiaries.

14.4 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under or in connection with any of the Collateral Documents unless it shall first receive such advice or concurrence of the holder or holders of at least 67% of the aggregate principal amount of the Notes then outstanding (the "Required Note Holders") as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the holders of the Notes against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under or in connection with any of the Collateral Documents in accordance with a request or consent of the Required Note Holders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the holders of the Notes. Where this Section 14 expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Collateral Agent shall, and in all other instances, the Collateral Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the holders of the Notes.

14.5 Notice of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or any event or condition which, with notice or lapse of time, or both, would constitute an Event of Default (a "Default"), unless the Collateral Agent shall have received written notice from a holder of a Note or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Collateral Agent shall take such action under any of the Collateral Documents with respect to such Default or Event of Default as may be directed by the Required Note Holders; provided, however, that unless and until the Collateral Agent has received any such direction, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Required Note Holders.

14.6 Credit Decision; Disclosure of Information by Collateral Agent. Each holder of a Note acknowledges that no Collateral Agent-Related Person has made any representation or warranty to it, and that no act by the Collateral Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Company or any of the Subsidiaries, shall be deemed to constitute any representation or warranty by any Collateral Agent-Related Person to any holder of a Note as to any matter, including whether Collateral Agent-Related Persons have disclosed material information in their possession. Each holder of a Note represents to the Collateral Agent that it has, independently and without reliance upon any Collateral Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and the Subsidiaries, and all applicable regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company. Each holder of a Note also represents that it will, independently and without reliance upon any Collateral Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and the Subsidiaries. The Collateral Agent shall not have any duty or responsibility to provide any holder of a Note with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company or any of the Subsidiaries which may come into the possession of any Collateral Agent-Related Person.

14.7 Indemnification of Collateral Agent. Each holder of a Note shall indemnify and hold harmless upon demand each Collateral Agent-Related Person (to the extent not reimbursed by or on behalf of the Company or any of the Subsidiaries and without limiting the obligation of the Company or any of the Subsidiaries to do so), pro rata according to such holder's share of the aggregate principal amount of the Notes then outstanding, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (collectively, "Losses") which may be imposed on or incurred by such Collateral Agent-Related Person in any way relating to or arising out of this Section 14 or any of the Collateral Documents or any action taken or omitted by the Collateral Agent under this Section 14 or any of the Collateral Documents; provided, however, that no holder of any Note shall be liable for the payment to any Collateral Agent-Related Person of any portion of any such Losses to the extent resulting from such Collateral Agent-Related Person's gross negligence or willful misconduct; provided, further, however, that no action taken in accordance with the directions of the Required Note Holders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 14.7. The undertaking in this Section 14.7 shall survive the payment of the principal of and interest on the Notes and all other obligations guarantied or secured by any of the Collateral Documents and the resignation or replacement of the Collateral Agent.

14.8 Collateral Agent in its Individual Capacity. The Collateral Agent and its affiliates may make loans to, acquire equity interests in and generally engage in any kind of business with any of the Company or the Subsidiaries as though the Collateral Agent were not the Collateral Agent hereunder and without notice to or consent of the holders of the Notes. In addition, the holders of the Notes are aware that certain affiliates of the Collateral Agent have existing business relationships with the Company and the Subsidiaries, including relationships arising out of the ownership by such affiliates of significant debt and equity interests in the Company and the service on the Board of Directors of the Company of a representative of such affiliates. The holders of the Notes acknowledge that, pursuant to such activities and relationships, the Collateral Agent or its affiliates may receive information regarding the Company or any of the Subsidiaries (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Collateral Agent shall be under no obligation to provide such information to them. With respect to its Note, the Collateral Agent shall have the same rights and powers under any of the Transaction Documents as any other holder of a Note and may exercise such rights and powers as though it were not the Collateral Agent, and references in this Section 14 and elsewhere in the Transaction Documents to a holder or holders of Notes include the Collateral Agent in its individual capacity.

14.9 Successor Collateral Agent. The Collateral Agent may resign as Collateral Agent upon 30 days' notice to the other holders of the Notes. If the Collateral Agent resigns under this Agreement, the Required Note Holders shall appoint from among the holders of the Notes a successor Collateral Agent for the holders of the Notes which successor Collateral Agent shall be consented to by the Company at all times other than during the existence of an Event of Default (which consent of the Company shall not be unreasonably withheld or delayed). If no successor Collateral Agent is appointed prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may appoint, after consulting with the other holders of the Notes and the Company, a successor Collateral Agent from among the holders of the Notes. Upon the acceptance of its appointment as successor Collateral Agent hereunder, such successor Collateral Agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term "Collateral Agent" shall mean such successor Collateral Agent and the retiring Collateral Agent's appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. If no successor Collateral Agent has accepted appointment as Collateral Agent by the date which is 30 days following a retiring Collateral Agent's notice of resignation, the retiring Collateral Agent's resignation shall nevertheless thereupon become effective and the holders of the Notes shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Required Note Holders appoint a successor agent as provided for above.

15. Consents; Waivers and Amendments. Except as otherwise specifically provided herein, in each case in which approval of the holders of Purchased Securities is required by the terms of this Agreement, such requirement shall be satisfied by a vote or the written consent of the holders of at least a Majority in Interest of the Purchased Securities. With the written consent of the holders of at least a Majority in Interest of the Purchased Securities, the obligations of the Company under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), and with the same approval the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations of the holders of the Purchased Securities and of the Company; provided, however, that no such waiver or supplemental agreement shall (a) amend the basic terms of the Notes as to any holder of each Note so affected who does not consent thereto, or (b) reduce the aforesaid percentage of Purchased Securities, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of all of the holders of Purchased Securities whose rights would be affected by such reduction, or (c) amend the basic terms of the Warrants as to any holder of each Warrant so effected who does not consent thereto. Written notice of any such waiver, consent or agreement of amendment, modification or supplement shall be given to the holders of the Purchased Securities who have not previously consented thereto in writing.

16. Changes, Waivers, etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing in a manner consistent with the requirements set forth in Section 15.

17. Payment of Fees and Expenses of Purchasers. Upon the consummation of the sale of Notes and Warrants anticipated by this Agreement or upon failure by the Company to consummate such sale, the Company will pay the expenses incurred by the Purchasers in connection with the transactions herein contemplated and the expenses incurred by St. Paul in connection with the Company's negotiation of unconsummated financing arrangements prior to the date hereof, including without limitation the reasonable fees and disbursements of Faegre & Benson LLP for their services as special counsel to St. Paul in connection with the transactions herein contemplated and as special counsel to St. Paul in connection with such unconsummated financing arrangements. The Company will also pay (a) all expenses incurred by the holders of Purchased Securities (including without limitation reasonable attorneys' fees and disbursements) with respect to any amendments or waivers requested by the Company (whether or not the same become effective) under or in respect of this Agreement or the agreements contemplated hereby, and (b) all expenses incurred by the holders of Purchased Securities (including without limitation reasonable attorneys' fees and disbursements), whether or not litigation is commenced, with respect to the protection or enforcement of the rights granted under this Agreement or the agreements contemplated hereby.

18. Understanding Among Purchasers. The determination by each of the Purchasers to purchase Notes and Warrants pursuant to this Agreement has been made by such Purchaser independent of the other Purchasers, and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects, operations, results of operations or condition (financial or otherwise) of the Company or any Subsidiary which may have been made or given by the other Purchasers or by any agent or employee of the other Purchasers. In addition, it is acknowledged by each of the Purchasers that the other Purchasers have not acted as such Purchaser's agent in connection with making its investment hereunder and that the other Purchasers will not be acting as such Purchaser's agent in connection with monitoring such Purchaser's investment hereunder.

19. Notices. All notices, demands, requests and other communications given to or made upon a party pursuant to this Agreement shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), sent by overnight courier, telecopied or hand delivered to such party:

(a) in the case of any Purchaser, at the address of such Purchaser specified on Schedule 1 hereto or at such other address as such Purchaser may specify by written notice to the Company, or

(b) in the case of any other holder of Purchased Securities, at the address of such holder shown on the books of the Company or at such other address as such holder may specify by written notice to the Company, or

(c) in the case of the Company, at the address specified below its signature at the end of this Agreement or at such other address as the Company may specify by written notice to the holders of the Purchased Securities.

All such notices, demands, requests and communications shall be effective and deemed to have been given and received (i) if sent by certified mail, postage prepaid and return receipt requested, when received or three business days after mailing, whichever first occurs, (ii) if sent by overnight courier, one business day after delivery to such courier, (iii) if telecopied, when transmitted and a confirmation is received, provided the same is on a business day and, if not, on the next business day, or (iv) if hand delivered, upon delivery, provided that the same is on a business day and, if not, on the next business day.

20. Survival of Representations and Warranties, etc. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by the Purchasers or on their behalf, and the sale and purchase of the Notes and the Warrants and payment therefor. All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant hereto or in connection with or contemplation of the transactions herein contemplated (other than legal opinions) shall constitute representations and warranties by the Company hereunder.

21. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders at the time of any of the Purchased Securities.

22. Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

23. Choice of Law. It is the intention of the parties that the substantive laws of Minnesota shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

24. Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

25. Construction. In this Agreement and the other Transaction Documents, except as otherwise expressly provided:

(a) the term "business day" shall mean every day other than a Saturday, Sunday or a day which is a statutory holiday under the laws of the United States or the State of Minnesota;

(b) the term "person" shall mean an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated association, and a government or any department or agency thereof; and

(c) the term "affiliate" shall have the meaning ascribed thereto in Rule 405 under the Securities Act.

26. Consent to Jurisdiction; Waiver of Trial by Jury. THE COMPANY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS TO WHICH THE COMPANY IS A PARTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF HENNEPIN, STATE OF MINNESOTA OR, AT THE SOLE OPTION OF ANY HOLDER OF PURCHASED SECURITIES, IN ANY OTHER COURT IN WHICH SUCH HOLDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY AND PERSONAL JURISDICTION OVER THE COMPANY. THE COMPANY WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 26, AND THE COMPANY WAIVE ITS RIGHT TO TRIAL BY JURY.

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding contract among you and the undersigned.

Very truly yours,

SELECT COMFORT CORPORATION

By: /s/ Mark A. Kimball

Name: Mark A. Kimball

Title: Senior Vice President

Address: 6105 Trenton Lane North

Suite 100

Minneapolis, Minnesota 55442

Attention: Chief Financial Officer

Fax No.: (763) 551-6888

The foregoing Agreement is hereby

accepted as of the date first above written.

ST. PAUL VENTURE CAPITAL VI, LLC

By: SPVC MANAGEMENT VI, LLC
Its: Managing Member

By: /s/ Patrick A. Hopf
Name: Patrick A. Hopf
Title: Managing Director
Address: 10400 Viking Drive
Suite 500
Eden Prairie, MN 55344

Telephone No.: 952-995-7474
Fax No.: 952-995-7475

PRINTWARE, INC.

By: /s/ Mark Eisenschenk

Name: Mark Eisenschenk

Its: Chief Financial Officer

Address: 1270 Eagan Industrial Road

St. Paul, MN 55121

Telephone No.: 651-456-1400

Fax No.: 651-454-3684

/s/ Gary S. Kohler

Gary S. Kohler

Address: 3033 Excelsior Boulevard, Suite 300

Minneapolis, MN 55416

Telephone No.: 612-253-6027

Fax No.:

/s/ Andrew J. Redleaf

Andrew J. Redleaf

Address: 3033 Excelsior Boulevard, Suite 300

Minneapolis, MN 55416

Telephone No.: 612-253-6027

Fax No.:

LIBERTY DIVERSIFIED

By: /s/ David Lenzen

Its: Executive Vice President

Address: 5600 North Highway 169

Minneapolis, MN 55428

Telephone No.: 763-536-6600

Fax No.: 763-536-6685

STANDARD FUSEE CORPORATION

By: /s/ C.Jay McLaughlin

Its: President and CEO

Address: 28320 St. Michael's Road

P.O. Box 1047

Easton, MN 21601

Telephone No.: 1-800-637-7807

Fax No.: 410-822-7759

/s/ K.H. Walker

K.H. Walker

Address: 15 East 26th Street

12th Floor

New York, NY 10010

Telephone No.: 212-683-2626 ext. 22

Fax No.: 212-683-6840

/s/ Thomas J. Albani

Thomas J. Albani

Address: 39 Wanoma Way

Nantucket, MA 02554

Telephone No.: 508-257-4620

Fax No.: 508-257-4172

/s/ Ervin R. Shames

Ervin R. Shames

Address: 35 Mollbrook Drive

Wilton, CT 06897

Telephone No.: 203-762-1205 (home)

Telephone No.: 203-762-0298 (office)

Fax No.: 203-762-9408

/s/ Jean-Michel Valette

Jean-Michel Valette

Address: 28 Maple Avenue

Kentfield, CA 94905

Telephone No.: 415-456-0432 (home)

Telephone No.: 425-456-2850 (office)

Fax No.: 415-456-0487

BFSUS SPECIAL OPPORTUNITIES TRUST

PLC

By: /s/ Russell Cleveland

Its: Director

Address: Renaissance Capital Group, Inc.

8080 North Central Expressway

Suite 210-LB 59

Dallas, TX 75206

Telephone No.: 214-891-8294

Fax No.: 214-891-8291

RENAISSANCE US GROWTH & INCOME

TRUST PLC

By: /s/ Russell Cleveland

Its: Director

Address: Renaissance Capital Group, Inc.

8080 North Central Expressway

Suite 210-LB 59

Dallas, TX 75206

Telephone No.: 214-891-8294

Fax No.: 214-891-8291

BAYSTAR CAPITAL, L.P.

By: /s/ Michael A. Roth

Its: Managing Director

Address: 1500 West Market Street, Suite 200

Mequon, WI 53092

Telephone No.: 262-240-3115

Fax No.: 262-240-3215

BAYSTAR INTERNATIONAL, LTD.

By: /s/ Michael A. Roth

Its: Managing Director

Address: 1500 West Market Street, Suite 200

Mequon, WI 53092

Telephone No.: 262-240-3115

Fax No.: 262-240-3215

SCHEDULE 1

SCHEDULE 1
Names and Addresses of Purchasers	Original Principal Amount of Notes	Number of Shares of Warrant Stock	Purchase Price
St. Paul Venture Capital VI, LLC 10400 Viking Drive Suite 550 Eden Prairie, MN 55344 Attention: Lisa Corbin Fax No.: (952) 995-7475	$4,100,000	1,640,000	$4,100,000
Printware, Inc. c/o Mark Eisenschenk, CFO 1270 Eagan Industrial Road St. Paul, MN 55121	$1,500,000	600,000	$1,500,000
Gary S. Kohler 3033 Excelsior Boulevard Suite 300 Minneapolis, MN 55416	$100,000	40,000	$100,000
Andrew J. Redleaf 3033 Excelsior Boulevard Suite 300 Minneapolis, MN 55416	$100,000	40,000	$100,000
Liberty Diversified 5600 North Highway 169 Minneapolis, MN 55428 Attn: David Lenzen and Mike Fitterman, CFO	$1,000,000	400,000	$1,000,000
Standard Fusee Corporation 28320 St. Michaels Road PO Box 1047 Easton, MD 21601	$1,000,000	400,000	$1,000,000
K. H. Walker 15 East 26th Street 12th Floor New York, NY 10010	$50,000	20,000	$50,000
Thomas J. Albani Summer Address: Mail: 39 Wanoma Way P.O. Box 855 Siasconset, MA 02564 Overnight: 39 Wanoma Way Nantucket, MA 02554	$50,000	20,000	$50,000
Ervin R. Shames 35 Mollbrook Drive Wilton, CT 06897	$50,000	20,000	$50,000
Jean-Michel Valette 28 Maple Avenue Kentfield, CA 94905	$50,000	20,000	$50,000
BFSUS Special Opportunities Trust PLC 8080 North Central Expressway Suite 210-LB 59 Dallas, TX 75206	$500,000	200,000	$500,000
Renaissance Capital Growth & Income Fund III, Inc. 8080 North Central Expressway Suite 210-LB 59 Dallas, TX 75206	$500,000	200,000	$500,000
BayStar Capital, L.P. 1500 West Market Street Suite 200 Mequon, WI 53092	$1,500,000	600,000	$1,500,000
BayStar International, Ltd. 1500 West Market Street Suite 200 Mequon, WI 53092	$500,000	200,000	$500,000
TOTAL	$		$

PLEDGE AGREEMENT

This Agreement is made as of the 6th day of June, 2001 by Select Comfort Corporation, a Minnesota corporation (the "Debtor"), in favor of St. Paul Venture Capital VI, LLC, a Delaware limited liability company, as agent for the holders of the Notes referred to below (the "Secured Party").

WHEREAS, the Debtor and the Purchasers named in Schedule 1 to the Note Purchase Agreement referred to below, as such Schedule 1 is amended or deemed amended from time to time in accordance with the terms of the Note Purchase Agreement (the "Purchasers"), have entered into a Note Purchase Agreement dated the date hereof (as amended, modified or supplemented from time to time, the "Note Purchase Agreement") pursuant to which the Purchasers have purchased or will purchase from the Debtor those certain Senior Secured Convertible Notes of the Debtor payable to the Purchasers, or their registered assigns, in the aggregate original principal amount of up to $12,000,000 (together with any note or notes issued in exchange or substitution therefor, collectively, the "Notes").

WHEREAS, pursuant to the terms of the Note Purchase Agreement, the Debtor is required to pledge to the Secured Party, as security for the Notes, all of the capital stock of each Subsidiary (as defined in the Note Purchase Agreement) by executing and delivering to the Secured Party this Agreement.

ACCORDINGLY, in consideration of the mutual covenants contained in the Note Purchase Agreement and herein, the parties hereby agree as follows:

1. Definitions. All terms defined in the Note Purchase Agreement that are not otherwise defined herein shall have the meanings given them in the Note Purchase Agreement. In addition, the following terms have the meanings set forth below:

"Collateral" means the Stock, all dividends and other rights to payment on account of the Stock, whether such payments represent profits, capital gains, returns of contributed capital, or otherwise, and all other money and property distributed to the Debtor from a Subsidiary, however characterized, together with all proceeds thereof.

"Event of Default" has the meaning specified in Section 5.

"Obligations" means (i) the principal of and interest on the Notes, and (ii) each and every other debt, liability and obligation of every type and description which the Debtor may now or at any time hereafter owe to the holders of the Notes, or any of them, under this Agreement, the Note Purchase Agreement or any of the other Transaction Documents, whether such debt, liability or obligation now exists or is hereafter created or incurred and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several.

"Security Interest" has the meaning specified in Section 2.

"Specified Shares" means the shares of capital stock identified in Exhibit A hereto, said shares being presently evidenced by the certificates listed therein.

"Stock" means any share of capital stock of any Subsidiary now or hereafter owned by the Debtor, including but not limited to the Specified Shares, together with all stock or other securities issued in exchange or substitution therefor or otherwise in respect thereof.

2. Security Interest. The Debtor hereby grants the Secured Party a security interest (the "Security Interest") in the Collateral to secure payment of the Obligations.

3. Representations, Warranties and Agreements. The Debtor hereby represents, warrants and agrees as follows:

(a) Title. The Debtor (i) has absolute title to each item of Collateral in existence on the date hereof, including but not limited to the Specified Shares, free and clear of all security interests, liens and encumbrances, except the Security Interest and Permitted Liens, (ii) will have, at the time the Debtor acquires any rights in Collateral hereafter arising, absolute title to each such item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest and Permitted Liens, (iii) will keep all Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest and Permitted Liens, and (iv) will defend the Collateral against all claims or demands of all persons other than the Secured Party and any holders of Permitted Liens. The Debtor will not sell or otherwise dispose of the Collateral or any interest therein, except as otherwise permitted by the Note Purchase Agreement, without the prior written consent of the Secured Party.

(b) Chief Executive Office; Identification Number. The Debtor's chief executive office is located at the address set forth on Exhibit A hereto. The Debtor's federal employer identification number is correctly set forth on Exhibit A hereto.

(c) Changes in Name or Location. The Debtor will not change its name or the location of its chief place of business without at least 30 days' prior written notice to the Secured Party.

(d) Stock. The Specified Shares are duly authorized, validly issued and outstanding, fully paid and nonassessable. The Specified Shares constitute all of the issued and outstanding shares of capital stock of each of the Subsidiaries. There are no outstanding options, warrants or other rights to acquire capital stock of any Subsidiary or securities convertible into capital stock of any Subsidiary. The Debtor agrees that it will not permit any Subsidiary to issue any of its capital stock to any person other than the Debtor or to issue any options, warrants or other rights to acquire its capital stock or securities convertible into its capital stock.

(e) Miscellaneous Covenants. The Debtor will:

(i) promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral (unless the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and adequate reserves have been established therefor in accordance with generally accepted accounting principles) or upon or against the creation, perfection or continuance of the Security Interest;

(ii) promptly deliver to the Secured Party any certificate or instrument constituting or evidencing Collateral, duly endorsed or assigned in blank by the Debtor;

(iii) from time to time execute such financing statements as the Secured Party may reasonably require in order to perfect the Security Interest and, if Collateral consists of investment property not constituting certified securities, execute any control agreements, and take such commercially reasonable measures to cause any applicable securities issuer or intermediary to execute such control agreements, as the Secured Party may reasonably require to obtain control over such investment property (or, in the absence of such control agreements, transfer such investment property to the Secured Party);

(iv) pay when due or reimburse the Secured Party on demand for all costs of collection of any of the Obligations and all other expenses (including in each case all reasonable attorneys' fees and disbursements) incurred by the Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations; and

(v) execute, deliver or endorse any and all instruments, documents, assignments, security agreements, proxies and other agreements and writings which the Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and the Secured Party's rights under this Agreement (including without limitation all voting and other rights with respect to the Collateral that the Secured Party may be entitled to exercise under clause (b) of Section 6).

(f) Secured Party's Right to Take Action. If the Debtor at any time fails to perform or observe any agreement contained in Section 3(a) or 3(e), and if such failure continues for a period of ten calendar days after Secured Party gives the Debtor written notice thereof (or, in the case of the agreements contained in clause (iii) of Section 3(e), immediately upon the occurrence of such failure, without notice or lapse of time), Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of the Debtor (or, at Secured Party's option, in Secured Party's own name) and may (but need not) take any and all other actions which Secured Party may reasonably deem necessary to cure or correct such failure (including without limitation the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the execution of financing statements and the execution or endorsement of instruments); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Debtor shall thereupon pay the Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Secured Party in connection with or as a result of its performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to any of the Obligations or the highest rate permitted by law, whichever is less. To facilitate the performance or observance by the Secured Party of the agreements of the Debtor contained in this Section 3 or in Section 4, the Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the attorney-in-fact of the Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of the Debtor, any and all instruments, documents, financing statements, and other agreements and writings required to be obtained, executed, delivered or endorsed by the Debtor under this 3 or under Section 4 to the extent Secured Party has the right to perform or observe such agreements as provided in this Section 3 or in Section 4.

4. Rights of Secured Party. At any time after the occurrence and during the continuance of an Event of Default, the Secured Party may (a) notify the issuer of any Stock to make payments and other distributions thereon directly to the Secured Party, (b) receive all proceeds of the Stock, and (c) hold any increase or profits received from the Stock as additional security for the Obligations (except that any money received from the Collateral may, at the option of the Secured Party, be applied to reduction of the Obligations in such order of application as the Secured Party may determine or be remitted to the Debtor). The Debtor hereby irrevocably authorizes and directs each issuer of any Stock to remit any and all money, distributions and other property described in this Section 4 directly to the Secured Party in the Secured Party's name alone. Such remittances shall continue to be made to the Secured Party until the Secured Party otherwise notifies the applicable issuer in writing. To the extent that such remittances are made directly to the Secured Party, the remitting issuer shall have no further liability to the Debtor for the same.

5. Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called an "Event of Default"): (a) default shall be made in the performance or observance of any of the terms, covenants or conditions of this Agreement and such default shall continue for a period of 15 days after written notice thereof shall have been given by Secured Party to the Debtor; or (b) any representation or warranty contained in this Agreement proves to be false in any material respect as of the time this Agreement was made; or (c) there shall occur any other Event of Default under and as defined in the Note Purchase Agreement.

6. Remedies upon Event of Default. Upon the occurrence of an Event of Default and at any time during the continuance thereof, the Secured Party may, at its option, exercise any one or more of the following rights and remedies: (a) exercise all voting and other rights with respect to the Collateral; (b) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and if notice to the Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8) at least ten calendar days prior to the date of intended disposition or other action; and (c) exercise or enforce any or all other rights or remedies available to the Secured Party by law or agreement against the Collateral, against the Debtor or against any other person or property.

7. Waiver of Certain Claims. The Debtor acknowledges that because of present or future circumstances, a question may arise under the Securities Act with respect to any disposition of the Collateral permitted hereunder. The Debtor understands that compliance with the Securities Act may very strictly limit the course of conduct of the Secured Party if the Secured Party was to attempt to dispose of all or any portion of the Collateral and may also limit the extent to which or the manner in which any subsequent transferee of the Collateral or any portion thereof may dispose of the same. There may be other legal restrictions or limitations affecting the Secured Party in any attempt to dispose of all or any portion of the Collateral under applicable Blue Sky or other securities laws or similar laws analogous in purpose or effect. The Secured Party may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment only and not to engage in a distribution or resale thereof in violation of the Securities Act. The Debtor agrees that the Secured Party shall not incur any liability, and any liability of the Debtor for any deficiency shall not be impaired, as a result of the sale of the Collateral or any portion thereof at any such private sale in a manner that is commercially reasonable. The Debtor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party shall accept the first offer received and does not offer any portion of the Collateral to more than one possible purchaser. The Debtor further agrees that the Secured Party has no obligation to delay sale of any Collateral for the period of time necessary to permit the issuer of such Collateral to qualify or register such Collateral for public sale under the Securities Act and applicable Blue Sky laws, even if said issuer would agree to do so. Without limiting the generality of the foregoing, the provisions of this Section 7 would apply if, for example, the Secured Party was to place all or any portion of the Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any portion of the Collateral for its own account, or if the Secured Party placed all or any portion of the Collateral privately with a purchaser or purchasers.

8. Notice. All notices and other communications hereunder shall be in writing and shall be given in the manner and with the effect provided in the Note Purchase Agreement.

9. Miscellaneous. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Debtor is entitled to any surplus and shall remain liable for any deficiency. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver signed by the Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party's rights or remedies. All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Secured Party's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Secured Party need not otherwise preserve, protect, insure or care for any Collateral. The Secured Party shall not be obligated to preserve any rights the Debtor may have against prior parties, to exercise at all or in any particular manner any voting or other rights which may be available with respect to any Collateral, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns (including without limitation any successor Collateral Agent under and as defined in the Note Purchase Agreement) and shall take effect when signed by the Debtor and delivered to the Secured Party, and the Debtor waives notice of the Secured Party's acceptance hereof. Except to the extent otherwise required by law, this Agreement shall be governed by the internal law of the State of Minnesota and, unless the context otherwise requires, all terms used herein which are defined in Articles 1, 8 or 9 of the Uniform Commercial Code, as in effect in said state, shall have the meanings therein stated. The Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of the Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by the Debtor shall have the same force and effect as the original for all purposes of a financing statement. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

IN WITNESS WHEREOF, the Debtor has executed this Agreement as of the date and year first above written.

SELECT COMFORT CORPORATION

By: /s/ Mark A. Kimball

Name: Mark A. Kimball

Title: Senior Vice President

Specified Shares:
Corporation	Number of Shares	Certificate Number

Select Comfort Retail Corporation	100,000	2
Select Comfort Direct Corporation	100,000	1
Select Comfort SC Corporation	1,000	1
Direct Call Centers, Inc.	1,000	1
selectcomfort.com corporation	1,000	1

Debtor's Chief Place of Business:

6105 Trenton Lane North

Suite 100

Minneapolis, Minnesota 55442

Debtor's Federal Employer Identification Number:

41-1597886

WARRANT

To Subscribe for and Purchase Common Stock of

SELECT COMFORT CORPORATION

R-2

THIS CERTIFIES THAT, for value received, Printware, Inc. (herein called "Purchaser"), or registered assigns, is entitled to subscribe for and purchase from Select Comfort Corporation, a corporation organized and existing under the laws of the State of Minnesota (herein called the "Company"), at the price specified below (subject to adjustment as noted below) at any time from and after the date hereof to and including the fifth anniversary of the date hereof, Six Hundred Thousand (600,000) fully paid and nonassessable shares of the Company's Common Stock (subject to adjustment as noted below). This Warrant has been issued in connection with the purchase from the Company by Purchaser, pursuant to a Note Purchase Agreement dated June 1, 2001 among the Company and the Purchasers named in Schedule 1 thereto, as such Schedule 1 is amended or deemed amended from time to time in accordance with the terms of the Note Purchase Agreement (the "Purchase Agreement"), of one of several Senior Secured Convertible Notes of the Company payable to such Purchasers, or registered assigns, in the aggregate original principal amount of up to $12,000,000 (together with any note or notes issued in exchange or substitution therefor, collectively, the "Notes").

The warrant purchase price (subject to adjustment as noted below) shall be $1.00 per share.

This Warrant is subject to the following provisions, terms and conditions:

1. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant (properly endorsed if required, and with the Subscription Form attached hereto, or a reasonable facsimile, duly completed and executed) at the principal office of the Company and upon payment to the Company by check of the purchase price for the shares to be purchased upon such exercise. The Company agrees that the shares so purchased shall be and are deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares of stock so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time.

2. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of stock upon exercise of this Warrant except in accordance with the provisions, and subject to the limitations, of paragraph 7 hereof and the restrictive legend under the heading "Restriction on Transfer" below.

3. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

4. The above provisions are, however, subject to the following:

(a) The warrant purchase price shall, from and after the date of issuance of this Warrant, be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the warrant purchase price, the holder of this Warrant shall thereafter be entitled to purchase, at the warrant purchase price resulting from such adjustment, the number of shares obtained by multiplying the warrant purchase price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the warrant purchase price resulting from such adjustment.

(b) If and whenever the conversion price of the Notes is increased or reduced pursuant to the provisions of paragraph 2(c) thereof, then, effective simultaneously with such adjustment, the warrant purchase price shall be increased or reduced, as the case may be, to equal the conversion price of the Notes in effect immediately after such adjustment. For purposes hereof, the Notes shall be treated as if they have remained outstanding during the entire period from and after the issuance of this Warrant to and including the expiration or earlier exercise in full of this Warrant, regardless of whether the Notes shall have been paid or converted in full at any time during such period.

(c) In case the Company shall (i) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in 2(c)(v) of the Notes) or Convertible Securities, or in any rights or options to purchase Common Stock or Convertible Securities, or (ii) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter the holder of this Warrant upon the exercise hereof will be entitled to receive the number of shares of Common Stock to which such holder shall be entitled upon such exercise, and, in addition and without further payment therefor, each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of dividends or distributions if continuously since such holder became the record holder of this Warrant such holder (i) had been the record holder of the number of shares of Common Stock then received, and (ii) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, and any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the Company.

(d) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation or entity, or the sale of all or substantially all of its assets to another corporation or entity shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of or in addition to (as the case may be) the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby (but after giving effect to any adjustment to such number of shares resulting from such reorganization, reclassification, consolidation, merger or sale), and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the warrant purchase price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets shall assume, by written instrument executed and mailed (by certified mail, postage prepaid and return receipt requested) to the registered holder hereof at its address for notices under the Purchase Agreement, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

(e) Upon any adjustment of the warrant purchase price, then and in each such case the Company shall give written notice thereof to the registered holder of this Warrant, which notice shall state the warrant purchase price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(f) In case any time:

(1) the Company shall declare any cash dividend on its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

(2) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

(3) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(4) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or entity; or

(5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice to the registered holder of this Warrant of the date on which (aa) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (bb) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

(g) If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this paragraph 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holder of this Warrant or of Common Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

(h) No fractional shares of Common Stock shall be issued upon the exercise of this Warrant, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment (which may be effected as a reduction of the amount to be paid by the holder hereof upon such exercise) in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock as of the close of business on the effective date of such exercise. "Market price" for purposes of this paragraph 4(h) (and for purposes of paragraph 11(c) hereof) shall mean, if the Common Stock is traded on a securities exchange or on The NASDAQ Stock Market, the closing sales price of the Common Stock on such exchange or market, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of ten consecutive trading days ending on the date as of which "market price" is being determined. If at any time the Common Stock is not traded on an exchange or The NASDAQ Stock Market, or otherwise traded in the over-the-counter market, the "market price" shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

5. As used herein, the term "Common Stock" shall mean and include the Company's presently authorized Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that the shares purchasable pursuant to this Warrant shall include shares designated as Common Stock of the Company on the date of original issue of this Warrant or, in the case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in paragraph 4(d) above.

6. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

7. The holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Common Stock issuable or issued upon the exercise hereof of such holder's intention to do so, describing briefly the manner of any proposed transfer of this Warrant or such holder's intention as to the disposition to be made of shares of Common Stock issuable or issued upon the exercise hereof. Unless there is then in effect a registration statement under the Securities Act of 1933 and all applicable state securities laws covering such transfer or disposition, such holder shall also provide the Company with a written opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer of this Warrant or disposition of shares may be effected without registration or qualification (under any federal or state law) of this Warrant or the shares of Common Stock issuable or issued upon the exercise hereof. Upon receipt of such written notice and, if required, opinion by the Company, such holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the shares received upon such exercise or to dispose of shares of Common Stock received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by such holder to the Company, provided that an appropriate legend respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant or the certificates for such shares.

8. Subject to the provisions of paragraph 7 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when properly endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

9. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

10. The holder of this Warrant and of the Common Stock issuable or issued upon the exercise hereof shall be entitled to the registration rights set forth in the Registration Rights Agreement entered into pursuant to the Purchase Agreement.

11. (a) In addition to and without limiting the rights of the holder of this Warrant under the terms of this Warrant, the holder of this Warrant shall have the right (the "Conversion Right") to convert this Warrant or any portion thereof into shares of Common Stock as provided in this paragraph 11 at any time or from time to time prior to its expiration. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder of this Warrant, without payment by the holder of any exercise price or any cash or other consideration, that number of shares of Common Stock equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Warrant Shares by the fair market value (as defined in paragraph (c) below) of a single share of Common Stock, determined in each case as of the close of business on the Conversion Date (as hereinafter defined). The "Net Value" of the Converted Warrant Shares shall be determined by subtracting the aggregate warrant purchase price of the Converted Warrant Shares from the aggregate fair market value of the Converted Warrant Shares. Notwithstanding anything in this paragraph 11 to the contrary, the Conversion Right cannot be exercised with respect to a number of Converted Warrant Shares having a Net Value below $100. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the fair market value of the resulting fractional share.

(b) The Conversion Right may be exercised by the holder of this Warrant by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in paragraph (a) above as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), but not later than the expiration date of this Warrant. Certificates for the shares of Common Stock issuable upon exercise of the Conversion Right, together with a check in payment of any fractional share and, in the case of a partial exercise, a new warrant evidencing the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder of this Warrant within 15 days following the Conversion Date.

(c) For purposes of this paragraph 11, the "fair market value" of a share of Common Stock as of a particular date shall be its "market price" as of such date, calculated as described in paragraph 4(h) hereof.

12. All questions concerning this Warrant will be governed and interpreted and enforced in accordance with the internal law of the State of Minnesota. All notices hereunder shall be in writing and shall be given in the manner and with the effect provided in the Purchase Agreement.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of June 6, 2001.

SELECT COMFORT CORPORATION

By: /s/ Mark A. Kimball

Name: Mark A. Kimball

Title: Senior Vice President

RESTRICTION ON TRANSFER

The securities evidenced hereby may not be transferred without (i) the opinion of counsel reasonably satisfactory to the Company that such transfer may be lawfully made without registration under the Federal Securities Act of 1933 and all applicable state securities laws or (ii) such registration.

FORM OF ASSIGNMENT

(To Be Signed Only Upon Assignment)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________________________ this Warrant, and appoints __________________________________________________ to transfer this Warrant on the books of the Company with the full power of substitution in the premises.

Dated:

In the presence of:

___________________________________

(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant without alteration, enlargement or any change whatsoever, and the signature must be guaranteed in the usual manner)

SUBSCRIPTION FORM

To be Executed by the Holder of this Warrant if such Holder

Desires to Exercise this Warrant in Whole or in Part:

To: Select Comfort Corporation (the "Company")

The undersigned __________________________, whose social security number or federal employer identification number is ___________________________, hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, _________ shares of the Common Stock provided for therein and tenders payment herewith to the order of the Company in the amount of $_______, such payment being made as provided in Section 1 of this Warrant.

The undersigned requests that certificates for such shares of Common Stock be issued as follows:
Name:
Address:
Deliver to:
Address:

and, if such number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under this Warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

Dated:

Signature__________________________________

Note: The signature on this Subscription Form must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.